As filed with the Securities and Exchange Commission on December 27, 2005

                                                     Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                Water Chef, Inc.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

                                      3850
                           ---------------------------
                          (Primary Standard Industrial
                           Classification Code Number)

          Delaware                                              86-0515678
 ----------------------------                              --------------------
(State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)


                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 David A. Conway
                                    President
                                Water Chef, Inc.
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                       -----------------------------------
                                   Copies to:
                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                       -----------------------------------

Approximate Date of Proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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



                         CALCULATION OF REGISTRATION FEE


===================================== ======================= ================ ======================= =====================
                                                                 Proposed
                                                                  Maximum         Proposed Maximum
Title of Each  Class  of  Securities       Amount To Be       Offering Price     Aggregate Offering         Amount of
To Be Registered                          Registered (1)         Per Unit              Price             Registration Fee
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------
Common Stock, par value $.001 per        2,000,000 shares       $0.0775 (2)          $ 155,000.00             $ 16.59
share, underlying Convertible
Promissory Note
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------
Common Stock, par value $.001 per          430,000 shares       $0.0775 (2)             33,325.00                3.57
share, underlying $0.14 per share
Warrant
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------
Common Stock, par value $.001 per       11,166,097 shares       $0.0775 (2)            865,372.52               92.59
share
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------
TOTAL                                   13,596,097 shares                           $1,053,697.52             $112.75
------------------------------------- ----------------------- ---------------- ----------------------- ---------------------


     (1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $.001 par value, the shares registered hereby shall automatically be increased or decreased pursuant to Rule 416 of the Securities Act of 1933, as amended.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the bid and asked price of the Registrant's Common Stock on the OTC Bulletin Board on December 23, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                       ii

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities or accept any other offer to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 2005

                                   PROSPECTUS

                        13,596,097 SHARES OF COMMON STOCK

                                WATER CHEF, INC.

     This prospectus relates to the resale of up to 13,596,097 shares of our common stock, including the resale of 11,166,097 shares by the selling security holders named in this prospectus and the resale of up to 2,430,000 shares which may be issued from time to time as follows:

          o up to 2,000,000 shares of our common stock are issuable pursuant to our convertible promissory note due March 16, 2006 all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the current market price multiplied by eighty five percent (85%); and

          o up to 430,000 shares of our common stock are issuable upon the exercise of warrants with an exercise price of $0.14 per share;

     The selling security holders may offer or sell all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities owned by the selling security holders. We may receive proceeds in connection with the issuance of our common stock from the exercise of the warrants, the underlying shares of which may in turn be sold by the selling security holders under this prospectus. There is no assurance that any of the preferred stock will ever be converted or the warrants will ever be exercised for cash, if at all.

     Our common stock is traded and quoted on the Over the Counter Bulletin Board (the "OTCBB") under the symbol "WTER.OB." On December 23, 2005, the last reported sale price of our common stock was $0.075 per share. As of December 15, 2005 we had 181,774,600 shares of common stock outstanding.

     Our executive offices are located at 1007 Glen Cove Avenue, Suite 1, Glen Head, NY 11545 and our telephone number is (516) 656-0059.

                             -----------------------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4, WHICH DESCRIBES THE MATERIAL RISKS.

                             -----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

              The date of this prospectus is___________ __ , 200 .

                                TABLE OF CONTENTS

Prospectus Summary                                                           2
Risk Factors                                                                 4
Special Note Regarding Forward Looking Statements                            8
Use of Proceeds                                                              9
Market for Our Common Stock and Related Shareholder Matters                  9
Management Discussion and Analysis or Plan of Operation                      10
Selling Securityholders                                                      11
Plan of Distribution                                                         13
Business                                                                     16
Legal Proceedings                                                            19
Directors, Executive Officers, Promoters and Control Persons                 20
Limitation of Liability and Indemnification Matters                          23
Security Ownership of Certain Beneficial Owners and Management               23
Description of Capital Stock                                                 25
Legal Matters                                                                28
Experts                                                                      28
Changes in and Disagreements With Accountants on Accounting and
Financial Disclosure                                                         28
Where You Can Find More Information                                          29

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read this prospectus carefully and should consider, among other things, the matters described under "Risk Factors" beginning on page 4 before making an investment decision. Unless the context requires otherwise, references in this prospectus to "the Company," "our Company," "we," "our," "us" and similar expressions refer to Water Chef, Inc., a Delaware corporation, and its predecessors and its subsidiaries.

                                   THE COMPANY

     Water Chef, Inc. ("Water Chef") designs and markets water purification equipment. The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993, the Company, then known as Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that Water Chef could concentrate on the further development, manufacturing and marketing of the PureSafe Water Station (the "PureSafe"), its patented line of water purification systems. The PureSafe is a turn-key unit that converts "gray," or bathing grade, water into United States Environmental Protection Agency ("EPA")-grade drinking water.

     An investment in our stock involves a substantial degree of risk. See "Risk Factors."

     Our principal executive offices are located at 1007 Glen Cove Avenue, Suite 1, Glen Head, NY 11545 and our telephone number is (516) 656-0059.

RECENT DEVELOPMENTS

     On November 16, 2005, Water Chef entered into a loan agreement with Southridge Partners LP pursuant to which the Company borrowed $250,000 at an interest rate of 8% per annum. In consideration for such loan, Water Chef issued a warrant for 430,000 shares of our common stock to Southridge Partners LP at an exercise price of $0.14 per share. The outstanding principal amount of such loan and all accrued and unpaid interest are due and payable on March 16, 2006. Such loan is further secured pursuant to a pledge agreement between Southridge Partners LP and David A. Conway, the President and Chief Executive Officer of Water Chef, pursuant to which Mr. Conway has granted a security interest to Southridge Partners LP in 4,000,000 shares of common stock of Water Chef owned by Mr. Conway. At any time after March 16, 2006, Southridge Partners LP is entitled to convert all or a portion of such loan plus accrued interest into shares of Water Chef's common stock.

THE OFFERING

-------------------- -----------------------------------------------------------
Securities Offered:             We are registering the resale of up to
                                13,596,097 shares of our common stock, including the resale of up to 2,430,000 shares which may be issued from time to time of:

                                o Up to 2,000,000 shares of common stock issuable pursuant to our convertible promissory note due March 16, 2006 all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the current market price multiplied by eighty five percent (85%).

                                o       Up to 430,000 shares of common stock
                                        issuable upon the exercise of warrants
                                        with an exercise price of $0.14 per
                                        share.

                                We are also registering the resale of 11,166,097 shares of common stock that may be sold by the selling security holders.

-------------------- -----------------------------------------------------------

-------------------- -----------------------------------------------------------
Common Stock                    184,204,600 shares, based on 181,774,600 shares
Outstanding After               outstanding as of December 15, 2005 and assuming
Offering:                       exercise of the warrant and conversion of the
                                convertible promissory note.
-------------------- -----------------------------------------------------------
Proceeds:                       We expect to use the net proceeds for general
                                corporate purposes including working capital,
                                repayment of debt, repurchase of common stock,
                                temporary investment and/or the financing of
                                possible acquisitions or business expansion.
-------------------- -----------------------------------------------------------
Ticker Symbol:

Common Stock                    WTER.OB
-------------------- -----------------------------------------------------------

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. The following risk factors should be considered carefully in addition to the other information in this prospectus, including under "Special Note Regarding Forward-Looking Statements," before making an investment in our common stock.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES. WE COULD CONTINUE TO INCUR LOSSES IN THE FUTURE, AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

     We had net losses of $3.8 million and $3.5 million for the years ended December 31, 2004 and 2003, respectively. We had net losses of $768,161 for the nine months ended September 30, 2005. Our accumulated deficit as of December 31, 2004 was approximately $23.4 million. We were not profitable during the last two years and we do not expect to be profitable in fiscal 2005. Uncertainties still exist regarding whether or not we will attain profitability. We can provide no assurance that we will be able to achieve profitable operations in the future.

WE MAY NEED ADDITIONAL CAPITAL TO FINANCE EXISTING OBLIGATIONS AND TO FUND OUR OPERATIONS AND GROWTH, AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL UNDER TERMS ACCEPTABLE TO US OR AT ALL.

     Our capital requirements in connection with our marketing efforts, continuing product development and purchases of inventory and parts are expected to be significant for the foreseeable future. In addition, unanticipated events could cause our revenues to be lower and our costs to be higher than expected, therefore creating the need for additional capital. Historically, cash generated from operations has not been sufficient to fund our capital requirements, and we have relied upon sales of securities to fund our operations. We have no current arrangements with respect to, or sources of, additional financing, and we cannot assure you that we will have sufficient funds available to meet our working capital requirements, or that we will be able to obtain capital to finance operations on favorable terms or at all. If we do not have, or are otherwise unable to secure, necessary working capital, we may be unable to fund the manufacture of PureSafe units, and we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, any of which could harm our business.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE STATED IN THEIR REPORT THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     We have limited cash resources and have a working capital deficit. Our independent registered public accountants have stated in their report that they have a substantial doubt about our ability to continue as a going concern. By being categorized in this manner, we may find it more difficult in the short term to either locate financing for future projects or to identify lenders willing to provide loans at attractive rates, which may require us to use our cash reserves in order to expand. Should this occur, and unforeseen events also require greater cash expenditures than expected, we could be forced to cease all or a part of our operations. As a result, you could lose your total investment.

OUR REVENUES ARE DEPENDENT UPON SALES OF A SINGLE PRODUCT, AND OUR BUSINESS WILL FAIL IF WE DO NOT INCREASE SALES OF THAT PRODUCT.

     Our revenues are derived from sales of a single product, the PureSafe. If we are not able to increase sales of this product, our business will fail. The PureSafe is a relatively new product in the emerging market for water purification systems and it is difficult to predict when or if sales of the PureSafe will increase substantially or at all. We face a substantial risk that our sales will continue to not cover our operating expenses and that we will continue to incur operating losses.

WE HAVE NOT BEEN PAID FOR A SIGNIFICANT NUMBER OF PURESAFE UNITS THAT HAVE BEEN SHIPPED TO A CUSTOMER, AND WE MAY NEVER RECEIVE PAYMENT FOR THESE ITEMS.

     In May 2001, the Company entered into a distribution agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor agreed to purchase no fewer than 100 PureSafe units during 2001 and a minimum of 50 units in each of 2002 and 2003. During the year ended December 31, 2001, 18 units were shipped under this agreement. The Company has not received payment for this shipment. The Company has recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain. The Company engaged legal counsel in Jordan to pursue legal remedies and obtain payment for all units shipped. There can be no assurance that either the Company will obtain payment for units shipped or that the items will be returned.

WE DEPEND ON OUR KEY PERSONNEL AND THE LOSS OF THEIR SERVICES WOULD ADVERSELY AFFECT OUR OPERATIONS.

     If we are unable to maintain our key personnel and attract new employees with high levels of expertise in those areas in which we propose to engage, without unreasonably increasing our labor costs, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs. If our current chief executive officer were unable or unwilling to continue in his present position, or we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition may be materially adversely affected.

WE PLAN TO EXPAND AND WE MAY BE UNABLE TO MANAGE OUR GROWTH.

     We intend to grow our business, but we cannot be sure that we will successfully manage our growth. In order to successfully manage our growth, we must:

  o expand and enhance our administrative infrastructure;

  o improve our management, financial and information systems and controls;

  o expand, train and manage our employees effectively; and

  o successfully retain and recruit additional employees.

     Continued growth could place a further strain on our management, operations and financial resources. We cannot assure you that our operating and financial control systems, administrative infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

DIFFICULTIES PRESENTED BY INTERNATIONAL FACTORS COULD NEGATIVELY AFFECT OUR BUSINESS.

     A component of our strategy is to expand our international sales revenues. We believe that we face risks in doing business abroad that we do not face domestically. Among the international risks we believe are most likely to affect us are:

          o    export license requirements for our products;

          o    exchange rate fluctuations or currency controls;

          o    the difficulty in managing a direct sales force from abroad;

          o the financial condition, expertise and performance of our international distributors and any future international distributors;

          o    domestic or international trade restrictions; or

          o    changes in tariffs.

     Any of these factors could damage our business results.

TECHNOLOGICAL CHANGE AND COMPETITION MAY RENDER OUR POTENTIAL PRODUCTS OBSOLETE.

     The water purification industry continues to undergo rapid change,0 competition is intense and we expect it to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than us. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

IF OUR SOLE-SOURCE SUPPLIER IS UNABLE TO MEET OUR DEMANDS, OUR BUSINESS RESULTS WILL SUFFER.

         We purchase certain key components for some of our products from a single contract management supplier. For some of these components, there are relatively few alternative sources of supply. Establishing additional or replacement suppliers for any of the numerous components used in our products, if required, may not be accomplished quickly and could involve significant additional costs. Any supply interruption from our supplier or failure to obtain alternative vendors for any of the components used to manufacture our products would limit our ability to manufacture our products. Any such limitation on our ability to manufacture our products would cause our business results to suffer.

PRODUCT LIABILITY EXPOSURE MAY EXPOSE US TO SIGNIFICANT LIABILITY.

     We face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects. We may not be able to avoid significant liability exposure. We maintain a $1,000,000 umbrella policy, in addition to a $2,000,000 general and product liability policy, which covers the manufacture and marketing of our products. Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance. Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS MAY FORCE US TO INCUR UNANTICIPATED COSTS.

     Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our water purification systems and our proprietary methodologies. We may be unable to obtain patents relating to our technology. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs. In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

OUR PRODUCTS MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, AND THIRD PARTIES MAY INFRINGE OUR PROPRIETARY RIGHTS, EITHER OF WHICH MAY RESULT IN LAWSUITS, DISTRACTION OF MANAGEMENT AND THE IMPAIRMENT OF OUR BUSINESS.

     As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

RISK FACTORS RELATING TO OUR COMMON STOCK

EXERCISE OF THE WARRANTS OR CONVERSION OF OUR CONVERTIBLE PREFERRED STOCK WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS.

     The exercise of the warrants into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon exercise of the warrants or conversion of our convertible preferred stock could adversely affect prevailing market prices of our common stock. In addition, the existence of the warrants or the convertible preferred stock may encourage short selling by market participants due to this dilution or facilitate trading strategies involving the notes and our common stock.

FUTURE SALES OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT THE TRADING PRICE OF SHARES OF OUR COMMON STOCK AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

     Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur, could affect prevailing trading prices of our common stock and, as a result, the value of the notes. As of December 15, 2005, we had 181,774,600 shares of common stock outstanding.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR STOCK.

     We, by reason of our anticipated financial status and our contemplated financial requirements, do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, the earnings, financial conditions, capital requirements and other factors that the board of directors may think are relevant. As a result, you may never receive a stream of cash payments from dividends, which could adversely affect the price of our stock.

ALTHOUGH WE ARE SUBJECT TO THE INFORMATION AND REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, OUR COMMON STOCK IS NOT QUOTED OR TRADED ON A NATIONAL EXCHANGE AND INVESTORS IN OUR COMMON STOCK WILL BE SUBJECT TO RISKS ASSOCIATED WITH THE PUBLIC TRADING MARKET GENERALLY.

     We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you exercise your warrants and receive common stock, you will pay a price that was not established in the public trading markets. You may suffer a loss of your investment.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE AVAILABLE FOR FUTURE SALE AND COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

     As of December 15, 2005, there were 181,774,600 shares of common stock outstanding, outstanding warrants to purchase 1,666,667 shares of our common stock at an exercise price of $0.15 per share and 430,000 shares of our common stock at $0.14 per share, all of them fully vested, 3,603,400 shares of common stock issuable upon conversion of our Series F convertible preferred stock, 2,000,000 shares of common stock issuable pursuant to our convertible promissory note due March 16, 2006 and 6,000,000 stock appreciation rights. Sales of large amounts of our common stock in the market could adversely affect the market price of the common stock and could impair our future ability to raise capital through offerings of our equity securities. A large volume of sales by holders exercising the warrants or stock appreciation rights could have a significant adverse impact on the market price of our common stock.

THE MARKET PRICE OF OUR COMMON STOCK IS VOLATILE, LEADING TO THE POSSIBILITY OF ITS VALUE BEING DEPRESSED AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

     The market price of our common stock has in the past been, and may in the future continue to be, volatile. For instance, between January 1, 2002 and December 23, 2005, the closing bid price of our common stock has ranged between $0.01 and $0.34. Many factors could cause the market price of our common stock to fluctuate substantially, including:

          o future announcements concerning us, our competitors or other companies with whom we have business relationships;

          o    changes in government regulations applicable to our business;

          o    changes in market conditions for our industry;

          o overall volatility of the stock market and general economic conditions;

          o    changes in our earnings estimates or recommendations by analysts;
               and

          o    changes in our operating results from quarter to quarter.

     In addition, the stock market in recent years has experienced significant price and volume fluctuations for reasons unrelated to operating performance. These market fluctuations may adversely affect the price of our common stock at a time when you want to sell your interest in us.

YOUR ABILITY TO INFLUENCE CORPORATE DECISIONS MAY BE LIMITED BECAUSE OUR MAJOR STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR COMMON STOCK.

     Our significant stockholders own a substantial portion of our outstanding stock. As a result of their stock ownership, if these stockholders were to choose to act together, they would be able to control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our Company on terms that other stockholders may desire. In addition, as the interests of our majority and minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with your best interests or the best interests of us as a whole.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A(i)(1) of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E(i)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used or incorporated by reference in this prospectus, statements which are not historical in nature, including the words "may," "will," "should," "continue," "future," "potential," "believe," "expect," "anticipate," "project," "plan," "intend," "seek," "estimate" and similar expressions are intended to identify forward-looking statements.

     The forward-looking statements in this prospectus are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us. These statements are not statements of historical fact. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or financial condition to be materially different from any future results expressed or implied by these statements. Such factors include, among other things, the risks discussed in this prospectus under the caption "Risk Factors."

     In light of these and other uncertainties, the forward-looking statements included or incorporated by reference in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on any forward-looking statements, and we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares owned by the selling securityholders. We may receive proceeds of up to $60,200 less expenses in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling securityholders. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes, including, without limitation, the following (in order of priority):

     o    working capital;

     o    the repayment of debt;

     o    the repurchase of our common stock;

     o    temporary investment; and/or

     o    the financing of possible acquisitions or business expansion.

     To the extent that proceeds are available following repayment of our debt, we reserve the right to reallocate or change the specific use of the net proceeds to respond to fluctuations in our business and to take advantage of opportunities which may be complementary to our operations.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     Our Common Stock is quoted on the OTCBB under the symbol WTER.OB. As of December 15, 2005, there were approximately 822 holders of record of our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

           Fiscal Year-Ended December 31, 2005         High           Low
                                                       ----           ---
     First Quarter                                    $ 0.28        $ 0.14
     Second Quarter                                     0.21          0.11
     Third Quarter                                      0.29          0.13
     Fourth Quarter (through December 23, 2005)         0.17          0.07

           Fiscal Year-Ended December 31, 2004
     First Quarter                                    $ 0.36        $ 0.16
     Second Quarter                                     0.37          0.14
     Third Quarter                                      0.34          0.14
     Fourth Quarter                                     0.29          0.14

           Fiscal Year-Ended December 31, 2003
     First Quarter                                    $ 0.07        $ 0.01
     Second Quarter                                     0.07          0.03
     Third Quarter                                      0.17          0.04
     Fourth Quarter                                     0.22          0.09

     We have not paid any dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Subject to our obligations to the holders of our Series A and Series D Preferred shares, and to the holders of our convertible preferred stock (See "Description of Securities"), the holders of our common stock are entitled to dividends when and if declared by our Board of Directors from legally available funds.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DEVELOPMENT OF THE COMPANY

     The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993 the Company, then known as Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation that manufactured and marketed water coolers and filters.

RESULTS OF OPERATIONS

     Sales for the nine months ended September 30, 2005 and September 30, 2004 were $260,000 and $56,290 respectively. During the nine months ended September 30, 2005, the Company recognized the sale of five PureSafe Water Station Systems. Four of these systems were purchased for use in Ecuador, and the fifth system was purchased by a humanitarian buyer to be used as part of the tsunami relief effort in Sri Lanka. In addition, Water Chef received deposits of $115,000 during the first three months of 2005 for relief effort systems that are expected to be shipped in 2006.

     Cost of sales for the nine month periods ended September 30, 2005 and 2004 were $42,000 and $77,250 respectively. The cost of the units sold during 2005 was previously written off. An analysis of the components of cost of sales in the 2005 and 2004 periods follows:




Cost of Sales                  Product       Rent and Overhead
   Period                       CGS       Payments to Manufacturer       Total

For the nine months ended
 September 30, 2005           $   --             $ 42,000               $ 42,000

For the nine months ended
 September 30, 2004           $ 13,250           $ 64,000               $ 77,250


     Selling, general and administrative expenses for the nine months ended September 30, 2005 were $920,505, compared to $985,037 for the nine months ended September 30, 2004, a decrease of 7%.

     The net loss for the nine months ended September 30, 2005 was $768,161 compared to $3,302,675 in the same period ended September 30, 2004.

     Sales for the years ended December 31, 2004 and 2003 were $56,290 and $0, respectively. During the year ended December 31, 2004, the Company sold one PureSafe Water Station unit for $56,290 to a domestic account. Cost of sales decreased from $88,000 for the year ended December 31, 2003, to $62,250 for the year ended December 31, 2004, a decrease of $25,750, or 29%. An analysis of the components of cost of sales follows:



                                                             Rent and Overhead Payments
     Cost of Sales Period               Product CGS                to Manufacturer            Total Cost of sales

2003                                     $  --                        $88,000                      $88,000

2004                                     $13,250                      $49,000                      $62,250

     Selling, general and administrative expenses for the year ended December
31, 2004 were $1,296,265 compared to $817,625 for the year ended December 31, 2003, an increase of $478,640 or 58%. The increase in expense is primarily due to higher professional fees (approximately $187,000), marketing expenses
(approximately $70,000) and payroll expenses and related taxes (approximately
$168,000). In 2004, expenses included $125,000 paid to IMSCO (International
Multiracial Shared Cultural Organization) upon approval of the Company's application for certification and consultant status with IMSCO, an NGO in Specialized status with the Economic and Social Council of the United Nations.
The Company believes that the United Nations certification of its humanitarian water projects will enhance its ability to secure the funding needed for the successful completion of its projects.

     Interest expense for the year ended December 31, 2004 was $150,228, compared to $152,478 for the year ended December 31, 2003, a decrease of $2,250, or 1%.

     In 2004, the Company recognized a loss on settlement of debt of $2,407,867.

     The net loss for the year ended December 31, 2004 was $3,757,802 compared to $3,535,479 for the year ended December 31, 2003, an increase of $222,323.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 2005, the Company had a working capital deficiency of approximately $2,976,000. In addition, the Company continues to suffer recurring losses from operations and has an accumulated deficit since inception of approximately $24,183,000. At December 31, 2004, the Company had a stockholders' deficiency of approximately $3,005,000 and a working capital deficiency of approximately $2,550,000. In addition, the Company had a net loss of approximately $3,758,000 and $3,535,000 for the years ended December 31, 2004 and 2003, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, raising additional capital through future issuances of stock and/or equity, and finding sufficient profitable markets for its products to generate sufficient cash to meet its business obligations. During the nine months ended September 30, 2005, the Company raised $255,000 from the sale of its common stock. The Company, during 2004 and 2003, raised $790,356 and $599,871, respectively, through the sale of its common and preferred stock. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its product, marketing plan and distribution network.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

                             SELLING SECURITYHOLDERS

     The following table sets forth the name of each of the selling securityholders, the number of shares beneficially owned by each of the selling securityholders, the number of shares that may be offered under this prospectus and the number of shares of common stock owned by each of the selling securityholders after the offering is completed. Except for Marshall S. Sterman and Rudolf W. Schindler, none of the selling securityholders has been an officer, director or had any material relationship with us within the past three years.

                                       11

------------------------------------------- ------------------- -------------------------- --------------------------
                                                                                                Number of Common
                                                  Number of                                   Shares/Percentage of
                                                Common Shares             Number of          Class to Be Owned After
                                               Owned Prior to           Common Shares           Completion of the
Name                                            the Offering            to be Offered               Offering
------------------------------------------- ------------------- -------------------------- --------------------------
4 Clean Waters Ltd (1)                            571,428                  571,428                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Roger Borsett                                     125,000                  125,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Leonard Cohen                                     200,000                  200,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
William Duncan                                    741,071                  512,500                    228,571 / *
------------------------------------------- ------------------- -------------------------- --------------------------
Haichel Esther (2)                              1,025,000                  400,000                    625,000 / *
------------------------------------------- ------------------- -------------------------- --------------------------
George Feinsod                                    100,000                  100,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
David Fried                                        37,500                   37,500                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Gateway Assets (3)                                100,000                  100,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Anthony Giambrone                                 685,714                  685,714                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Samuel Glass                                      523,143                  523,143                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
H. Partners (4)                                   250,000                  250,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Hayman Partners (5)                               300,000                  300,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Raimond Irni                                      150,000                  150,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Steven Kessler                                    457,143                  457,143                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
KML (6)                                           600,000                  600,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Kollel Metzioynim Lhoroah (7)                     450,000                  450,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Nachuhm Lis                                       100,000                  100,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
LMWW FBO J. Kyle Bass IRA                         200,000                  200,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Salvatore LoBue                                   742,286                  742,286                           0.0%
------------------------------------------- ------------------- -------------------------- --------------------------
Lyons Capital Group, LLC (8)                      100,000                  100,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Joseph Matrone                                     10,000                   10,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Marissa Matrone                                    10,000                   10,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Michael Matrone                                    14,000                   14,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Occidental Engineering Consult. (9)               100,000                  100,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Max Ollech                                      1,250,000                1,250,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Louise O'Neill                                     50,000                   50,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Martin O'Neill                                     50,000                   50,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Stephen Prince                                    100,000                  100,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
David Rappaport                                   262,500                   62,500                    200,000 / *
------------------------------------------- ------------------- -------------------------- --------------------------
Resnick Druckman Group, LLC (10)                  262,500                  262,500                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Rudolf Schindler (11)                             151,100                  151,100                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Simplified Employee Pension FBO                   466,667                  466,667                           0/0%
Laura A. Fonseca
------------------------------------------- ------------------- -------------------------- --------------------------
Southridge Partners LP (12)                     2,430,000                2,430,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Marshall S. Sterman (13)                          700,000                  200,000                    500,000 / *
------------------------------------------- ------------------- -------------------------- --------------------------
James K. Tse                                      384,616                  384,616                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Ian Wallace                                       250,000                  250,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Frank Weston                                    1,000,000                1,000,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
Yaldei Eretz Yisroel (14)                         200,000                  200,000                           0/0%
------------------------------------------- ------------------- -------------------------- --------------------------
TOTAL:                                         15,149,668               13,596,097                   1,553,571/*
------------------------------------------- ------------------- -------------------------- --------------------------
* - Less than 1%                                          12

     (1) Frederick Cains, the President of 4 Clean Waters Ltd, has voting and dispositive power over the shares of common stock held by 4 Clean Waters Ltd.

     (2) Barry Moscowitz, the President of Haichel Esther, has voting and dispositive power over the shares of common stock held by Haichel Esther.

     (3) Peter Amoruso, the President of Gateway Assets, has voting and dispositive power over the shares of common stock held by Gateway Assets.

     (4) Rehan Jaffer, the Managing Partner of H. Partners, has voting and dispositive power over the shares of common stock held by H. Partners.

     (5) J. Kyle Bass, the Managing Partner of Hayman Partners, has voting and dispositive power over the shares of common stock held by Hayman Partners.

     (6) Zalman Gross, the President of KML, has voting and dispositive power over the shares of common stock held by KML.

     (7) Zalman Gross, the President of Kollel Metzioynim Lhoroah, has voting and dispositive power over the shares of common stock held by Kollel Metzioynim Lhoroah.

     (8) Jason Lyons, the President of Lyons Capital Group, LLC, has voting and dispositive power over the shares of common stock held by Lyons Capital Group, LLC.

     (9) Efsthasios Basios, the principal of Occidental Engineering Consult., has voting and dispositive power over the shares of common stock held by Occidental Engineering Consult.

     (10) Jeffrey Resnick and Barry Resnick, the principals of Resnick Druckman Group, LLC, share voting and dispositive power over the share of common stock held by Resnick Druckman Group, LLC .

     (11) Rudolf W. Schindler served as an officer of the Company from September 1998 to October 2002, at which time he resigned as an officer of the Company.

     (12) Represents up to 2,000,000 shares to be issued pursuant to a convertible promissory note due March 16, 2006 and 430,000 shares to be issued upon the exercise of warrants. Stephen Hicks, the President of the general partner of Southridge Partners LP, has voting and dispositive power over the shares of common stock to be issued to upon exercise of the warrants and conversion of the convertible promissory held by Southridge Partners LP.

     (13) Marshall S. Sterman, Chairman of The Mayflower Group, Ltd., joined the Board of Directors in March 2000.

     (14) Meyer Weber, the President of Yaldei Eretz Yisroel, has voting and dispositive power over the shares of common stock held by Yaldei Eretz Yisroel.

     Our registration of the shares included in this prospectus does not necessarily mean that each of the selling securityholders will opt to sell any of the shares offered hereby. The shares covered by this prospectus may be sold from time to time by the selling securityholders so long as this prospectus remains in effect.



                              PLAN OF DISTRIBUTION

     We are registering the resale of up to 2,000,000 shares of our common stock issuable pursuant to our convertible promissory note due March 16, 2006 all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the current market price multiplied by eighty five percent (85%). We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

     We are also registering the resale of up to 430,000 shares of our common stock issuable, otherwise than through underwriters, upon exercise of warrants. We anticipate we will receive $0.14 per share upon the exercise of the warrants. The warrants were issued to in connection with a loan agreement dated as of November 16, 2005. The warrants are currently exercisable. The warrants expire on November 16, 2008. We will not receive any proceeds from the subsequent sale of the common stock, although we may receive up to $60,200 (less expenses) if all the warrants are exercised by the warrant holders. We will bear all fees and expenses incident to registering the shares of common stock.

     We are also registering the resale of 11,166,097 shares of common stock on behalf of the selling securityholders, as well as on behalf of their donees, pledgees, transferees or other successors-in-interest, if any, who may sell shares received as gifts, pledges, distributions or other non-sale related transfers. Neither we, nor the selling securityholders, have employed an underwriter for the sale of common stock by the selling securityholders. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling securityholders. We will not receive any proceeds from the subsequent sale of the shares of common stock. We will bear all expenses in connection with the preparation of this prospectus and registration of the shares. The selling securityholders will bear brokerage commissions and similar selling expenses associated with the sale of their common stock.

     If any shares of common stock being registered for resale in the accompanying registration statement are transferred from the selling securityholders listed in this prospectus and such transferees wish to rely on this prospectus to resell these shares, then a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, would need to be filed with the Securities and Exchange Commission naming these individuals as selling securityholders.

     The selling securityholders may offer their shares of common stock from time to time directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions (which may include block transactions):

     o On any stock exchange or automated quotation system on which the shares of common stock may be listed at the time of sale;

     o    In negotiated transactions;

     o    In the over-the-counter market;

     o    Put or call option transactions relating to the shares;

     o    Short sales relating to the shares; or

     o    In a combination of any of the above transactions.

     The selling securityholders may offer their shares of common stock at any of the following prices, which may reflect discounts from the prevailing market prices at the time of sale:

     o    Fixed prices that may be changed;

     o    Market prices prevailing at the time of sale;

     o    Prices related to such prevailing market prices;

     o    At negotiated prices; or

     o    Varying prices determined at the time of sale.

     The selling securityholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Any broker-dealer acquiring common stock from the selling securityholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTCBB or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling securityholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act any commissions received by such broker-dealers and any profit on the resale of shares sold by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act.

     The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     If we are notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to the registration statement of which this prospectus is a part under the Act disclosing:

     o the name of each such selling securityholder and of the participating broker-dealer(s);

     o    the number of shares involved;

     o    the price at which such shares were sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     o    other facts material to the transaction.

     Except for Hayman Partners and Steven Kessler, none of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer. J. Kyle Bass, the Managing Partner of Hayman Partners, is an employee of Legg Mason, a Baltimore, Maryland-based asset management firm. Mr. Kessler is an employee of Hudson Securities located in Jersey City, New Jersey. Each of Hayman Partners and Mr. Kessler purchased their securities in the ordinary course of business and at the time of the purchase of the securities to be resold, each had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

     None of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer.

     There can be no assurance that the selling securityholders will sell any or all of the shares offered by them under this prospectus.

                                    BUSINESS

THE COMPANY

     Water Chef designs and markets water purification equipment. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that Water Chef could concentrate on the further development, manufacturing, and marketing of their patented line of "PureSafe" water purification systems. To date, the Company has shipped 21 PureSafe units. Revenue has been recognized on only 3 PureSafe units, as 18 units that were shipped to the Kingdom of Jordan have not met the criteria for revenue recognition due to no reasonable assurance of collectibility.

BACKGROUND

     The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993 the Company, then known as Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters.

PRODUCTS

     In 2001, the Company decided to concentrate its efforts on the further development, manufacturing and marketing of the PureSafe since Water Chef believed that its water dispensers and its wide variety of consumer oriented water filtration products met or exceeded the design, quality and performance of competitive products. Market considerations were such, however, as to limit opportunities for profit and growth.

     In 1998, searching for a "killer application," Water Chef management focused on the worldwide need for safe drinking water for populations who are not served by municipal water treatment facilities, or are served by municipal systems that have malfunctioned because of improper maintenance or faulty design. The result of that activity is the PureSafe Water Station, a turn-key unit that converts "gray," or bathing grade, water into EPA grade drinking water. The PureSafe eliminates all living pathogens that pollute non-processed water - bacteria, cysts, viruses, parasites, etc. - at an affordable cost for the emerging economies of the world.

     The PureSafe was tested by H2M Labs, Inc. which has been approved by Nassau and Suffolk counties in New York to perform drinking water testing for the various municipalities in those counties. The specific test performed was a total and fecal coliform bacteria test, wherein the source water storage tank which feeds the PureSafe was tested for the presence of total and fecal coliform bacteria. The source water tank was found to have 50 colonies of coliform bacteria present. The source water tank was then "spiked" with a three (3) liter concentration of laboratory grown and cultured bacteria and the storage tank was measured again with 80,000,000 colonies of bacteria detected. After being processed through the PureSafe system, the water was tested again, and "FEWER THAN 2 COLONIES" were detected. In addition to the laboratory test conducted for Water Chef by H2M Labs, the available scientific literature, in industry journals such as Water Technology and Water Conditioning and Purification International, supports the statement that an ozone system such as the one utilized in the PureSafe effectively eliminates all living pathogens. Ozone was first used in municipal water treatment in Nice, France in 1904, and then in the Jerome Park Reservoir in the Bronx, New York in 1906.

     The PureSafe is a self-contained, six stage water purification center. It is housed in the equivalent of a small storage container - approximately four feet wide, seven feet long, and six and one-half feet high. The unit weighs approximately eleven hundred pounds (without water) and has been configured for portability, durability, and easy access to its essentially off-the-shelf components. It is constructed with weather and UV resistant fiberglass, aluminum and steel, and is equipped with internal and external lighting.

     The core version of the PureSafe can purify and dispense up to 15,000 gallons of water per day for an all-inclusive cost (labor, power, amortization of the capital cost, replacement filters, cartridges and media) of approximately one-half cent per gallon. The process wastes very little water, producing approximately one gallon of pure drinking water for every gallon processed. The unit can be moved with a single fork-lift and is transportable by truck or helicopter. Operating the PureSafe is simple and straightforward. Due to its turn-key design, minimum wage personnel can be trained to operate the unit. A system of fail-safes is built into the operation, and aside from easily installable spares such as filters and cartridges, a maintenance and oversight program established by Water Chef should maintain the operating efficiencies built into the system. Water Chef warrants each unit for a period of one year so long as the consumer adheres to required maintenance protocols, using Water Chef supplied parts, as prescribed in the maintenance manual. The Company also offers larger versions of the PureSafe to provide pure water in quantities up to 10,000 gallons per hour. To date, there have been no warranty claims for the PureSafe product operating in the field. Water Chef also plans to have periodic inspections of installed equipment by the Company's agents.

MANUFACTURING

     In 2000, the Company entered into a subcontracting agreement with Davis Aircraft Products Inc, ("Davis") for the manufacture of the PureSafe. Based upon the experience and the resources of Davis, Water Chef's management believes that Davis can provide the production and manufacturing support services necessary to supply Water Chef's requirements over the foreseeable future at a price, and with the quality and performance standards necessary to meet, or exceed, the needs of the markets that the Company expects to serve. In addition, Davis supervises much of the Company's research and development activities.

RAW MATERIALS

     The PureSafe has been designed to use, for the most part, readily available off-the-shelf components, sub-systems and equipment. Inasmuch as each of the components and sub-systems are available from multiple vendors, the Company does not believe that obtaining these for its sub-contractor, for itself, or for others if it chooses to manufacture elsewhere, will be a problem.

COMPETITION

     Water Chef's modular, turn-key PureSafe Water Station directly addresses the drinking water needs of those environs which do not today, and are unlikely to, enjoy access to municipally treated water. The Company has produced a turnkey solution that produces pure water to meet U.S. EPA drinking water standards. This is a far different market than that addressed by the segment of the industry that has concentrated on the multi-billion dollar municipal water treatment sector, or the equally large residential sector. The municipal solution requires significant investment for infrastructure development (building plants and laying miles of distribution pipes), and products for residential markets do not offer the performance or features to meet the needs of the underdeveloped nations of the world.

     Management does recognize that its potential competitors have far more resources, and that being first to the marketplace is no assurance of success. It must be assumed that others are working on systems that, if successfully brought to market, could seriously impact the viability of the Company.

     The Company currently has contracts to sell PureSafe units in Laos and Ecuador. In addition, the Company is actively marketing its products to potential customers in Bangladesh, China, El Salvador, Egypt and Honduras, and to agencies and departments of the U.S. Government.

MARKETING

     The potential market for the PureSafe is substantial and is both worldwide and domestic. According to studies performed by the World Health Organization
(WHO) and the United Nations, major parts of Africa, the Middle East, Southeast Asia, the Indian sub-continent, Latin and South America, the Caribbean, and much of Eastern Europe is in need of adequate supplies of pure water. Parts of Florida, Georgia, and other regions in the United States have also reported fresh water deficits. In part, solving this problem has been a question of appropriate technology. Secondarily, but just as important, in a vast part of the world is the need to secure third party financing so that the local populace can enjoy the benefits of clean water.

     Water Chef believes that it has demonstrated that it possesses the technology. The Company also believes that financing is available for third world economies from a variety of sources. The challenge for the Company, a virtual unknown in the industry and with limited capital, is in getting its message in front of decision makers. To this end, Water Chef has enlisted the aid of some of the world's most outstanding experts in water purification, especially as it relates to the needs of underdeveloped countries.

     The Company's Scientific Advisory Board is chaired by Dr. Ronald Hart, former Director of The National Center for Toxicological Research and a U.S. Food and Drug Administration "Distinguished Scientist in Residence." The Board also includes Dr. Mohamed M. Salem, Professor of Occupational and Environmental Medicine, Cairo University; Dr. Richard Wilson, Mallinckrodt Research Professor of Physics, Harvard University; Dr. Mostafa K. Tolba, former Under-Secretary-General of the United Nations and Director of the U.N.'s Environmental Program; and Lord John Gilbert, former Minister of State for Defense for the United Kingdom under three Prime Ministers and Secretary/Treasurer of the Tri-Lateral Commission.

     Not only have the members of the Scientific Advisory Board provided valuable input and guidance to the Company with respect to system design, technological input, remediation approaches and a great deal of information relative to the unique water problems facing many areas of the world, but they have also been active in introducing Water Chef to commercial opportunities

     During 2004 Water Chef established a relationship with the International Multiracial Shared Cultural Organization (IMSCO), an NGO (non-governmental organization) specialized with the Economic and Social Council of the United Nations. As a result of this relationship Water Chef has received United Nations certification for its pure water humanitarian projects in Honduras and Bangladesh, and became eligible to apply for third party funding of these projects. As of year-end 2004, the Company has submitted these projects for funding approval, but has received no assurance of funding.

     With the recent funding of the Homeland Security Department budget, and a renewed focus on preparedness in the event of possible future terrorist attacks in the United States, programs have been initiated to ensure the protection and preservation of our water resources. Water Chef has been in discussion with political and government contacts to explore the applications for the PureSafe as a back-up drinking water system in case of damage to municipal systems. The Company has also initiated contact with senior government personnel to explore the use of our technology to safeguard water supplies at U.S. installations overseas.

PATENTS

     The Company filed for patent protection on its PureSafe Water Station in October of 1998 and received formal notification that the patent had been issued on February 19, 2002. The Company feels that this patent upholds the claims that the PureSafe system is a unique product. In addition to its U.S. patent, the Company has filed for patent protection in the countries of the European Union, and in Canada, Mexico, China, Hong Kong, Korea and Japan. The patent application for the European Union (01-126 980.0) was filed on November 13, 2001; Canadian Application No. 2,362,107 was filed on November 3, 2001; Mexican Application No. PA/a/2001/12042 was filed on November 23, 2001; the Chinese Application No. 01136187.5 was filed on November 21, 2001, and was found to be in compliance on June 20, 2003; the Hong Kong Application No. 03107837.9 was filed on October 3, 2003; and the Korean Patent Application No. 10-2001-0070453 was filed on November 20, 2001. Each of the patent applications has been accepted, Requests for Examination have been made, and the Company currently has patent protection in the requested venues.

     The name PureSafe Water Station and the stylized water droplet mark have been trademarked in the United States.

     Water Chef has also incorporated patented and proprietary technology in the PureSafe and is confident that it can protect this intellectual capital throughout the manufacturing and distribution cycle.

     There can be no assurance that any application of the Company's technologies will not infringe patent or proprietary rights of others, or that licenses which might be required for the Company's processes or products will be available on favorable terms. Furthermore, there can be no assurance that challenges will not be made against the validity of the Company's patent, or that defenses instituted to protect against patent violation will be successful.

SEASONALITY

     The Company does not expect the Pure Safe to be influenced by seasonality.

GOVERNMENT APPROVALS

     The Company's marketing efforts to date have been directed to Central and South America, the Asian sub-continent, and the Middle East. No specific government approvals are required, except for the possibility that export licenses will be required in specific instances.

RESEARCH AND DEVELOPMENT

     Research and development takes place at the Company's office. Testing, modeling, simulation and prototype manufacturing are outsourced with much of the ongoing development taking place at the Company's contract manufacturing facilities under the supervision of Davis Water Products. The Company estimates to date that the design, prototyping, development and marketing of the PureSafe Water Station has cost in excess of $2 million.

INSURANCE

     The Company maintains a $1,000,000 umbrella policy, in addition to a $2,000,000 general and product liability policy, which covers the manufacture and marketing of its products. The Company believes its insurance coverage to be adequate.

EMPLOYEES

     As of December 23, 2005, the Company employed one executive officer and two administrative personnel in its headquarters.

     The Company believes there are a sufficient number of persons available at prevailing wage rates in or near our manufacturing locations that should expansion of its production require additional employees, they would be readily available. The Company has no collective bargaining agreement with any of its employees.

                             DESCRIPTION OF PROPERTY

     The Company presently has no owned or leased manufacturing facilities, nor does the Company have a plan to acquire its own manufacturing facility. The PureSafe Water Station is manufactured for the Company under a contract by Davis Water Products.

     The Company maintains its principal place of business at 1007 Glen Cove Avenue, Suite 1, Glen Head, New York 11545. The company leases 1,100 square feet in such building at $2,475 per month on a month-to-month basis.

     To the extent possible the Company intends to utilize leased space for its future needs.

                                LEGAL PROCEEDINGS

     In May 2001, the Company entered into a distribution agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor has agreed to purchase no fewer than 100 units of the Company's "Pure Safe Water Station" during 2001 and a minimum of 50 units in each of 2002 and 2003. To date, the Company has shipped 20 PureSafe units. Revenue has been recognized on only 2 PureSafe units as 18 units which were shipped to the Kingdom of Jordan have not met the criteria for revenue recognition due to no reasonable assurance of collectibility. The Company has recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain. The Company has engaged legal counsel in Jordan, to pursue legal remedies and obtain payment for all units shipped.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         As of December 23, 2005, the Company's Directors, Executive Officers and Scientific Advisory Board Members are:

Name                         Age          Position(s) with the Company
----                         ---          ----------------------------

David A. Conway              63           Director, Chairman, President, Chief
                                          Executive Officer and Chief
                                          Financial Officer

John J. Clarke ++            63           Director

Ronald W. Hart +             62           Chairman, Scientific Advisory Board

Mohamed M. Salem +           54           Scientific Advisory Board

Marshall S. Sterman++        74           Director

Richard Wilson +             79           Scientific Advisory Board

Mostafa K. Tolba +           83           Scientific Advisory Board

Lord John Gilbert +          80           Scientific Advisory Board

+ Members of the Scientific Advisory Board will receive an honorarium, in the form of cash or common stock, for their service at the discretion of the Board of Directors.

++ Member of Audit Committee and Compensation Committee.

David A. Conway

Mr. Conway was elected to the Board of Directors in 1997 and joined the Company as President and Chief Executive Officer in 1998. Previously, he held the positions of President and COO of a privately held public relations and marketing company; Director and VP Administration of KDI Corporation (NYSE); VP Administration Keene Corporation (NYSE) and earlier positions with CBS and Goldman Sachs & Co. Mr. Conway, who served as an infantry officer in the US Army, holds undergraduate and graduate degrees from Fordham University and is listed in Who's Who in America.

John J. Clarke

John J. Clarke rejoined the Company's Board of Directors in March 2004. Mr. Clarke had previously served as a member of the Company's Board of Directors from July 1997 to February 2000 when he resigned from the Board due to his heavy workload. Mr. Clarke is a Principal and co-founder of the Baldwin and Clarke Companies, a diversified financial services organization, where he has been employed since 1976, and is a founding director of two New Hampshire commercial banks. Mr. Clarke currently serves as a Director of Centrix Bank.

Ronald W. Hart (Ph.D.)

Dr. Hart agreed to form the Board of Scientific Advisors in 2000 and became Chairman at that time. Dr. Hart is an internationally recognized scientist and scholar who was Director of the National Center for Toxicological Research and was named "Distinguished Scientist in Residence" by the US Food and Drug Administration in 1992. Recognized for his pioneering work on aging and his studies on nutrition and health, Dr. Hart has been appointed visiting professor at a number of universities, including Cairo University, Seoul National University and Gangzhou University. He received his doctorate in physiology and biophysics from the University of Illinois.

Mohamed M. Salem (M.D./Ph.D.)

Dr. Salem was appointed to the Scientific Advisory Board in early 2001. Dr. Salem is Professor of Occupational and Environmental Medicine at the Kasr El-Aini School of Cairo University. An internationally recognized expert on the health effects of environmental and water contaminants including pesticides, lead and other metals, Dr. Salem is credited with establishing infectious disease control programs at medical centers and other public entities throughout the Middle East. Dr. Salem is a principal of Salem Industries, an import and export company, which is one of the leading suppliers of chemicals and oil field equipment in the Middle East. Dr. Salem holds both an M.D. and Ph.D. from Cairo University.

Marshall S. Sterman

Mr. Sherman was elected to the Board of Directors in 2000. Mr. Sterman is President of the Mayflower Group, a Massachusetts based merchant bank, where he has been employed since 1986. He previously served as managing partner of Cheverie and Company and MS Sterman & Associates, merchant banking firms and principal of Sterman & Gowell Securities, an investment banking and securities firm. Mr. Sterman served as an officer in the US Navy and holds his BA from Brandeis University and his MBA from Harvard University.

Richard Wilson (Ph.D.)

Dr. Wilson was appointed to the Scientific Advisory Board in February 2001. Dr. Wilson is the Mallinckrodt Research Professor of Physics at Harvard University. Dr. Wilson is one of the foremost scientific authorities in the fields of water quality remediation and purification, and is currently Professor of the Energy Research Group at the University of California. Dr. Wilson is a member of the Advisory Board of the Atlantic Legal Foundation, and is one of the principal scientists studying the resolution of the water problems in Chernobyl and in Bangladesh where toxic levels of arsenic contaminate the water supply. Dr. Wilson holds his Ph.D. from Oxford University.

Mostafa K. Tolba (Ph.D.)

Dr. Tolba joined the Scientific Advisory Board in June 2001. Dr. Tolba served as Under-Secretary-General of the United Nations, and Executive Director of the United Nations Environmental Program from 1976 to 1992. Dr. Tolba is currently President of the International Center for Environment and Development headquartered in Geneva, Switzerland, and Emeritus Professor of Science at the Kasr El-Aini School of Medicine at Cairo University. He received his Ph.D. in Macrobiology from Imperial College, London, England.

Lord John Gilbert (Ph.D.)

Lord John Gilbert joined the Scientific Advisory Board in 2001. Lord Gilbert served as Minister of State for Transportation, Minister of State for Finance, and as Minister of State for Defense in the United Kingdom under three Prime Ministers. Lord Gilbert is Secretary/Treasurer of the Tri-Lateral Commission and a member of the House of Lords. He was educated at Marchant Taylors' School and St. John's College, Oxford, and holds a Ph.D. in International Economics and Statistics from New York University.

Marshall S. Sterman and John J. Clarke are the members of the Company's Audit Committee. The Board of Directors has determined that Mr. Sterman is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B.



EXECUTIVE COMPENSATION


                                              SUMMARY COMPENSATION TABLE

 Name and                                                                             Long-Term
 Principal Position                          Annual Compensation                    Compensation
 ------------------        --------------------------------------------------  -----------------------
                                                                                            Securities
                                                                    Other      Restricted   Underlying
                                                                    Annual       Stock       Options/     All Other
                                        Salary        Bonus      Compensation   Award(s)       SARs      Compensation
                           Year          ($)           ($)           ($)          ($)           (#)          ($)
David A. Conway            2004        $303,750         --           --            --        5,000,000        --
President/CEO              2003        $165,000         --           --            --           --            --
                           2002        $165,000         --           --            --           --            --


Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding common stock appreciation rights made to the named executive officers and directors during fiscal 2004:

                                Number of
                                Securities           Percent of Total
                             Underlying SARs         SARs Granted to       Exercise or Base
                                 Granted                Employees               Price
          Name                     (#)               In Fiscal Year             ($/Sh)             Expiration Date
          ----                     ---               --------------             ------             ---------------
David A. Conway               5,000,000(1)                83%                    $0.25            January 31, 2009
Marshall S. Sterman           1,000,000(2)                17%                    $0.25            January 31, 2006

--------------

     (1) These SARs were originally granted as stock options on January 1, 2004 and were converted to stock appreciation rights in November 2004.
          These SARs vest 20% on each anniversary of such grant.

     (2) These SARs were originally granted as stock options on January 1, 2004 and were converted to stock appreciation rights in November 2004.
          These SARs vest 50% on each anniversary of such grant.

          The Company has no Long-Term Incentive Plans at this time.

DIRECTORS' COMPENSATION

     Directors of the Company do not receive cash compensation for serving as members. They are reimbursed for their out of pocket expenses related to meetings and other Company related activity for which they are called upon. In the past certain directors have received common stock for service to the Company.

     Beginning on January 1, 2002, Mr. Sterman was compensated at the rate of $6,000 per month for consulting services performed for the Company. The Company may pay for these services in cash or stock, and may terminate these services at its option.

     The Company's directors have been paid success fees for helping the Company in various equity and debt financings in previous years. These payments have been both in cash and common stock, such payments being made based on industry-wide standards and arms-length transactions.

                                       22

EMPLOYMENT AGREEMENTS

     Mr. Conway entered into a five-year employment agreement in January 2004. The agreement provides for base salary of $350,000 per year, participation in the company's employee benefit programs and a life insurance policy in the amount of $5,000,000. In addition Mr. Conway was granted a stock appreciation right, vesting at 20% per year for five years, for 5,000,000 shares of Water Chef common stock at a strike price of $0.25 per share. Mr. Conway was originally granted stock options in January 2004, that were later converted to stock appreciation rights in November 2004.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's amended and restated certificate of incorporation and bylaws eliminate, in certain circumstances, the liability of Directors for breach of their fiduciary duty. This provision does not eliminate the liability of a Director (i) for breach of the Director's duty of loyalty to the Company or its stockholders (ii) for acts of omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption; (iv) for transactions from which the Director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the amended and restated certificate of incorporation.

     The Company's amended and restated certificate of incorporation provides generally for indemnification of the Directors and Officers to the full extent permitted under Delaware law, and permits indemnification for all other persons whom the Company is empowered to indemnify.

     These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a Director's fiduciary duty. These provisions will not alter a Director's liability under federal securities laws. Our amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified individuals to serve as Directors and officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information as of December 15, 2005, concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the issued and outstanding common stock of the Company, all Directors, all Executive Officers, and all Directors and Executive Officers of the Company as a group based on the number of shares of common stock issued and outstanding as of December 15, 2005. For purposes of the Memorandum, beneficial ownership is defined in accordance with the Rules of the Securities and Exchange Commission and generally means the power to vote and/or dispose of the securities regardless of any economic interest.




                                 Common Stock               Series A          Series D            Series F
                                 Beneficially Owned(1)      Preferred Stock   Preferred Stock     Convertible
                                                            Beneficially      Beneficially        Preferred Stock
                                                            Owned(1)          Owned(1)            Beneficially
                                                                                                  Owned(1)
                                 Shares           %          Shares    %      Shares    %         Shares        %
                                 ------           -          ------    -      ------    -         ------        -

David A. Conway (2) (3)          25,110,782       13.8%        --       --     --        --        --            --
Water Chef, Inc.
1007 Glen Cove Ave., Suite 1
Glen Head, NY  11545

Marshall S. Sterman                 650,000       *            --       --     --        --        --            --
46 Neptune Street
Beverly, MA  01915

John J. Clarke                    1,098,359       *            --       --     --        --        --            --
116B S. River Rd.
Bedford, NH 03110

Jerome Asher & Anne                    --           --       5,000     9.5%    --        --        --            --
Asher JTWROS
2701 N Ocean Blvd Apt E-202
Boca Raton, FL 33431

Robert D. Asher                        --           --       5,000     9.5%    --        --        --            --
72 Old Farm Road
Concord, MA 01742

John A. Borger                         --           --         --       --     10,000    10.8%     --            --
806 E Avenida Pico
Suite I PMB #262
San Clemente, CA 92673

C Trade Inc                            --           --         --       --     --        --        9,375         10.4%
25-40 Shore Blvd., Ste. 6C
Astoria, NY 11102

Robert Kaszovitz                       --           --         --       --     --        --        10,000        11.1%
1621 51st Street
Brooklyn, NY 11204

Kollel Metzioynim Lhoroah              --           --         --       --     --        --         5,000         5.6%
254 Wallabout St., Apt. 2A
Brooklyn, NY 11206

Olshan Grundman Frome                  --           --         --       --     --        --        5,000          5.6%
Rosenzweig & Wolosky LLP
65 East 55th Street
New York, NY 10022

                                                          24



                                 Common Stock               Series A          Series D            Series F
                                 Beneficially Owned(1)      Preferred Stock   Preferred Stock     Convertible
                                                            Beneficially      Beneficially        Preferred Stock
                                                            Owned(1)          Owned(1)            Beneficially
                                                                                                  Owned(1)
                                 Shares           %          Shares    %      Shares    %         Shares        %
                                 ------           -          ------    -      ------    -         ------        -

Eugene D. Trott                        --           --         --       --     --        --       41,668        46.3%
459 12th St, Apt. 3B
Brooklyn, NY 11215

Shirley M. Wan                         --           --         --       --     6,000     6.5%       --           --
5455 Chelsen Wood Dr.
Lawrence, NY 11559

All executive officers and       26,859,141       14.8%        --       --     --        --         --           --
directors as a Group (2)

* less than 1%

     1. A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that all options, warrants or convertible securities held by such person (but not those held by any other person) that are currently exercisable or convertible (i.e., that are exercisable or convertible within 60 days after the record date) have been exercised or converted.

     2.   Includes 10,495,067 shares held in an IRA Trust.

     3. In March 2002, Mr. Conway voluntarily surrendered the anti-dilution agreement that insured 32.6% ownership of the voting shares to Mr.
          Conway and his affiliates.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock consists of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 400,000 shares have been designated Series A Preferred Stock, $.001 par value per share, 400,000 shares have been designated Series C convertible preferred stock, $.001 par value per share, 400,000 shares have been designated Series D Preferred Stock, $.001 par value per share, and 1,000,000 shares have been designated Series F convertible preferred stock, $.001 par value per share.

     Except as to certain matters discussed below or as proscribed by applicable law, the holders of shares of all classes of the capital stock of the Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

     The following description of our capital stock is based upon our restated certificate of incorporation, amended and restated bylaws and applicable provisions of law. We have summarized portions of our restated certificate of incorporation and amended and restated bylaws below. The summary is not complete. You should read our certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

                                       25

DESCRIPTION OF THE COMMON STOCK

     As of December 15, 2005 there were 181,774,600 shares of common stock outstanding which were held of record by approximately 822 shareholders.

     Prior to filing the Certificate of Amendment on March 22, 2002 increasing our authorized capital stock to 200,000,000, we were authorized to issue up to 100,000,000 shares of capital stock, consisting of up to 90,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock. There are presently 181,774,600 shares of common stock outstanding. The Company is also obligated to issue 2,096,667 shares of common stock upon the exercise of warrants, up to 5,603,400 shares of common stock upon the conversion of other securities outstanding.

   Voting

     Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

   Rights and Preferences

     The holders of common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors after all accrued but unpaid dividends have been paid to the holders of the outstanding capital stock ranking senior to the common stock as to dividends;
(ii) are entitled to share ratably in all of our assets available for distribution to the holders of common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights.

     Our common stock is admitted for trading on the OTCBB under the symbol "WTER.OB."

     The transfer agent and registrar for our common stock is Computershare Investor Services.

CONVERTIBLE PROMISSORY NOTE

     On November 16, 2005, Water Chef entered into a loan agreement with Southridge Partners LP pursuant to which Water Chef borrowed $250,000 at an interest rate of 8% per annum. The outstanding principal amount of the Loan and all accrued and unpaid interest are due and payable on March 16, 2006. At any time after March 16, 2006, Southridge Partners LP is entitled to convert all or a portion of such loan plus accrued interest into shares of the Water Chef's common stock at a conversion price equal to the current marked price multiplied by eighty-five percent (85%).

DESCRIPTION OF WARRANTS

     On November 16, 2005, the Company issued 430,000 warrants to purchase common stock that are exercisable at $0.14 per share. The warrants expire on November 16, 2008. The warrants are subject to adjustment in certain circumstances, including stock dividends, distributions or subdivisions, combinations and consolidations. The warrants do not confer upon the holder any voting or other rights of a stockholder.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

   DELAWARE ANTI-TAKEOVER LAW

     We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

          o prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

          o the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          o on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Section 203 defines a business combination to include:

          o any merger or consolidation involving the corporation and the interested stockholder;

          o any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

          o subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

          o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term "owner" is broadly defined to include any person that, individually, with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

     The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

     Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

   Certificate of Incorporation and Bylaws

     Provisions of our certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated certificate of incorporation and amended and restated bylaws:

          o provide that the authorized number of directors may be changed only by resolution of the board of directors;

          o provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

          o do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

                                  LEGAL MATTERS

     The validity of the securities offered under this prospectus will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York. As of December 21, 2005, Olshan Grundman Frome Rosenzweig & Wolosky LLP owns 5,000 shares of the Company's Series F convertible preferred stock.

                                     EXPERTS

     Our financial statements as of December 31, 2004, and for the years ended December 31, 2004 and 2003 included in this registration statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in its report, appearing in this registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     Effective April 25, 2003, Water Chef dismissed Grassi & Co. CPAs P.C. ("Grassi") as the Company's independent accountants, which action was approved by the Audit Committee of the Company's Board of Directors on April 25, 2003.

     Feldman, Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman") was the independent accounting firm for Water Chef for the year ended December 31, 2001 and through the period April 17, 2002. Feldman was merged into Grassi on April 17, 2002 with Grassi as the successor firm.

     Except as described in the following sentence, the reports of Feldman and/or Grassi on the financial statements of Water Chef for either of the two fiscal years prior to the dismissal of Grassi did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Feldman, prior to their merger into Grassi, on the financial statements of Water Chef for the fiscal year ended December 31, 2001 does, however, contain an expression of substantial doubt regarding Water Chef's ability to continue as a going concern.

     In addition, during Water Chef's two fiscal years and the interim period prior to the dismissal of Grassi, there was no disagreement with Feldman and/or Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On April 25, 2003, Marcum & Kliegman LLP ("MKLLP") was engaged as the Company's new independent accountants, commencing with the audit for the year ending December 31, 2002. During the two most recent fiscal years and the interim period preceding the engagement of MKLLP, Water Chef has not consulted with MKLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Water Chef's financial statements, and either a written report or oral advice was provided to the Company by MKLLP that MKLLP has concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulations S-B and S-K and the related instructions to Item 304 of Regulations S-B and S-K.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street NW Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet site at http://www.sec.gov from which interested persons can access the reports, proxy and information statements and other information that we electronically file with the Securities and Exchange Commission.

     You may obtain a copy of these filings at no cost, by writing or telephoning us at the following:

                                Water Chef, Inc.
                          Attention: Investor Relations
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                               Tel: (845) 794-4100
                                www.WaterChef.net

                Index to Financial Statements of Water Chef, Inc.


Audited Financial Statements
----------------------------

Report of Independent Registered Public Accounting Firm..............        F-2

Balance Sheet at December 31, 2004...................................        F-3

Statements of Operations for the years ended December 31,
2004 and 2003 and for the period January 1, 2002 to
December 31, 2004....................................................        F-4

Statements of Stockholders Deficiency for the years ended
December 31, 2004, 2003 and 2002.....................................      F-5-6

Statements of Cash Flows for the years ended December 31,
2004 and 2003 and for the period January 1, 2002 to
December 31, 2004....................................................        F-7

Notes to Financial Statements........................................        F-8

Unaudited Financial Statements
------------------------------

Condensed Balance Sheet (unaudited) at September 30, 2005............       F-24

Condensed Statements of Operations (unaudited) for the
three months ended September 30, 2005 and 2004 and for the
nine months ended September 30, 2005 and 2004 and for the
period January 1, 2002 to September 30, 2005.........................       F-25

Condensed Statements of Stockholders Deficiency (unaudited)
for the nine months ended September 30, 2005.........................    F-26-27

Condensed Statements of Cash Flows (unaudited) for the
nine months ended September 30, 2005 and 2004 and for the
period January 1, 2002 to September 30, 2005.........................       F-28

Notes to Condensed Financial Statements (unaudited)..................       F-29

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Water Chef, Inc. Glen Head,
New York

We have audited the accompanying balance sheet of Water Chef, Inc., (a development stage company) as of December 31, 2004 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003, and for the period from January 1, 2002 (commencement as a development stage company) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Water Chef, Inc., (a development stage company) as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from January 1, 2002 (commencement as a development stage company) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has suffered recurring losses, and has working capital and stockholders' deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                            /s/   Marcum & Kliegman LLP
                                            -----------------------------------
                                                  Marcum & Kliegman LLP


New York, New York
March 11, 2005

                                 WATER CHEF INC.
            (A Development Stage Company Commencing January 1, 2002)
                                  BALANCE SHEET
                                DECEMBER 31, 2004


                                     ASSETS

CURRENT ASSETS:


    Cash                                                     $     81,732
    Prepaid expenses                                               17,113
    Subscriptions receivable                                       20,000
                                                             ------------
       TOTAL CURRENT ASSETS                                       118,845

    PATENTS AND TRADEMARKS (net of
    accumulated amortization of $6,944)                            19,111

    Other assets                                                    3,162
                                                             ------------
TOTAL ASSETS                                                 $    141,118
                                                             ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:


    Accounts payable (including related party of $9,375)     $    222,066
    Accrued expenses and other current liabilities              1,112,612
    Notes payable (including accrued interest of $499,455)      1,182,677
    Accrued dividends payable                                      81,034
    Customer deposit                                               70,000
                                                             ------------
       TOTAL CURRENT LIABILITIES                                2,668,389

LONG-TERM LIABILITIES:
    Loans payable to stockholder (including accrued
    interest of $105,221)                                         478,002
                                                             ------------
TOTAL LIABILITIES                                               3,146,391
                                                             ------------



COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:

Preferred stock, $.001 par value;
    10,000,000 shares authorized;
    614,413 shares issued and outstanding,
    (liquidation preference $1,516,000)                               615

Common stock, $.001 par value;
    190,000,000 shares authorized;
    155,885,729 shares issued;
    155,881,329 shares outstanding                                155,886
Additional paid-in capital                                     20,258,617
Treasury stock, 4,400 common shares, at cost                 (      5,768)
Accumulated deficit through December 31, 2001                ( 14,531,596)
Deficit accumulated during development stage                 (  8,883,027)
                                                             ------------
       TOTAL STOCKHOLDERS' DEFICIENCY                        (  3,005,273)
                                                             ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY        $    141,118
                                                             ============


See notes to financial statements.



                                           WATER CHEF, INC.
                       (A Development Stage Company Commencing January 1, 2002)
                                       STATEMENTS OF OPERATIONS


                                                                                      For the Period
                                                       Year Ended December 31,        January 1, 2002
                                                    -------------------------------    to December 31,
                                                        2004              2003              2004
                                                    -------------     -------------     -------------
Sales                                               $      56,290     $        -        $      96,290
                                                    -------------     -------------     -------------
Costs and Expenses:
   Cost of sales                                           62,250            88,000           396,680
   Selling, general and administrative                  1,296,265           817,625         2,903,010
   Non-dilution agreement termination costs              (223,858)        2,477,376         2,462,453
   Interest expense (including interest
     expense for related party of $23,868
     in both years and $71,604 for the period
     January 1, 2002 to December 31, 2004)                150,228           152,478           481,817
   Loss on settlement of debt                           2,407,867              -            2,614,017
   Stock appreciation rights                              121,340              -              121,340
                                                    -------------     -------------     -------------
                                                        3,814,092         3,535,479         8,979,317
                                                    -------------     -------------     -------------
Net loss                                            (   3,757,802)    (   3,535,479)    (   8,883,027)

Deemed dividend on preferred stock                  (   2,072,296)             -        (   2,072,296)

Preferred stock dividends                           (     134,366)    (     152,876)    (     400,230)
                                                    -------------     -------------     -------------
                                                    (   2,206,662)    (     152,876)    (   2,472,526)
Net loss applicable to
   common stock                                     $(  5,964,464)    $(  3,688,355)    $( 11,355,553)
                                                    =============     =============     =============

Basic and Diluted Loss Per Common Share:            $ (     0.05)     $(       0.04)
                                                    =============     =============
Weighted Average Common Shares Outstanding -
   Basic and Diluted                                  121,549,857        89,559,886
                                                    =============     =============


                                  See notes to financial statements.

                                                F-4



                                                         WATER CHEF, INC.
                                     (A Development Stage Company Commencing January 1, 2002)
                                               STATEMENT OF STOCKHOLDERS' DEFICIENCY



                                                              Preferred Stock                   Common Stock           Additional
                                                        ----------------------------    ---------------------------     Paid-in
                                                           Shares          Amount          Shares         Amount        Capital
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - JANUARY 1, 2002                                    145,500    $        146      86,614,286   $     86,614   $ 12,339,469
  Extension of life of warrants                                 --              --              --             --          111,000
  Proceeds from sale preferred stock
    ($1.00 Per share)                                        125,000             125            --             --          117,375
  Proceeds from sale of common stock
    ($0.025 Per share)                                          --              --         2,500,000          2,500         97,500
  Common stock issued for services
    ($0.08 Per share)                                           --              --           450,000            450         35,550
  Collection of subscription receivable                         --              --              --             --             --
  Net Loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2002                                  270,500    $        271      89,564,286   $     89,564   $ 12,700,894
  Proceeds from sale of preferred stock
March 31, 2003
    ($1.00-$2.00 Per share)                                   62,500              63            --             --           74,937
June 30, 2003
    ($0.50 Per share)                                         75,000              75            --             --           37,425
September 30, 2003
    ($1.00-$2.40 per share)                                  163,281             163            --             --          228,346
December 31, 2003
    ($1.33-$2.80 Per share)                                  145,450             145            --             --          258,717
  Preferred stock issued for services
March 31, 2003
    ($1.00 Per share)                                         30,000              30            --             --           29,970
June 30, 2003
    ($1.00 Per share)                                         51,250              51            --             --           51,199
September 30, 2003
    ($1.00 per share)                                         67,035              67            --             --           66,968
December 31, 2003
    ($1.88-$4.00 Per share)                                   22,150              22            --             --           65,378
Collection of subscription receivable                           --              --              --             --             --
Write-off of subscription receivable                            --              --              --             --             --
Net Loss                                                        --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2003                                  887,166    $        887      89,564,286   $     89,564   $ 13,513,834
  Proceeds from sale of preferred stock
March 31, 2004
    ($2.40-$4.80 Per share)                                  130,077             130            --             --          400,126
June 30, 2004
    ($0.80 Per share)                                         15,625              16            --             --           12,484
  Preferred stock issued for services
March 31, 2004
    ($2.00-$4.80 Per share)                                   49,433              49            --             --          158,483
     Proceeds from sale of common stock
September 30,2004
    ($0.03-$0.15 per share)                                     --              --         2,541,595          2,541        205,059
December 31, 2004
    ($0.05-$0.10 Per share)                                     --              --         2,487,500          2,488        187,512
      Common stock issued for services
March 31, 2004
    ($0.05 Per share)                                           --              --           477,133            477         23,380
September 30,2004
    ($0.05-$0.15 per share)                                     --              --         1,857,800          1,858        126,792
December 31, 2004
    ($0.08-$0.10 Per share)                                     --              --           532,500            533         40,968
  Preferred stock dividend                                      --              --              --             --          (81,034)
  Common stock issued for satisfaction of liabilities
  June 30, 2004
    ($0.15 Per share)                                           --              --        37,786,629         37,787      5,635,934
December 31, 2004
    ($0.134 Per share)                                          --              --           411,100            411         54,839
  Preferred stock converted to common stock
June 30, 2004                                               (133,250)           (133)      5,108,332          5,108         (4,975)
September 30, 2004                                          (269,263)           (269)     12,103,854         12,104        (11,835)
December 31, 2004                                            (65,375)            (65)      3,015,000          3,015         (2,950)

  Net loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2004                                  614,413    $        615     155,885,729   $    155,886   $ 20,258,617
                                                        ============    ============    ============   ============   ============

                                               See notes to financial statements.

                                                              F-5



                                                         WATER CHEF, INC.
                                     (A Development Stage Company Commencing January 1, 2002)
                                               STATEMENT OF STOCKHOLDERS' DEFICIENCY



                                                                                      Accumulated      Deficit
                                                                                        Deficit       Accumulated
                                                         Stock                          Through         During           Total
                                                      Subscription      Treasury        December      Development     Stockholders'
                                                       Receivable         Stock         31, 2001         Stage         Deficiency
-continued-                                           ------------    ------------    ------------    ------------    ------------
BALANCE - JANUARY 1, 2002                                  (67,500)         (5,768)    (14,531,596)           --        (2,178,635)
  Extension of life of warrants                               --              --              --              --           111,000
  Proceeds from sale preferred stock
    ($1.00 Per share)                                         --              --              --              --           117,500
  Proceeds from sale of common stock
    ($0.025 Per share)                                        --              --              --              --           100,000
  Common stock issued for services
    ($0.08 Per share)                                         --              --              --              --            36,000
  Collection of subscription receivable                     30,200            --              --              --            30,200
  Net Loss                                                    --              --              --        (1,589,746)     (1,589,746)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2002                                (37,300)         (5,768)    (14,531,596)     (1,589,746)     (3,373,681)
  Proceeds from sale of preferred stock
March 31, 2003
    ($1.00-$2.00 Per share)                                   --              --              --              --            75,000
June 30, 2003
    ($0.50 Per share)                                         --              --              --              --            37,500
September 30, 2003
    ($1.00-$2.40 per share)                                   --              --              --              --           228,509
December 31, 2003
    ($1.33-$2.80 Per share)                                   --              --              --              --           258,862
  Preferred stock issued for services
March 31, 2003
    ($1.00 Per share)                                         --              --              --              --            30,000
June 30, 2003
    ($1.00 Per share)                                         --              --              --              --            51,250
September 30, 2003
    ($1.00 per share)                                         --              --              --              --            67,035
December 31, 2003
    ($1.88-$4.00 Per share)                                   --              --              --              --            65,400
Collection of subscription receivable                       15,500            --              --              --            15,500
Write-off of subscription receivable                        21,800            --              --              --            21,800
Net Loss                                                      --              --              --        (3,535,479)     (3,535,479)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2003                                   --            (5,768)   ( 14,531,596)   (  5,125,225)     (6,058,304)
  Proceeds from sale of preferred stock
March 31, 2004
    ($2.40-$4.80 Per share)                                   --              --              --              --           400,256
June 30, 2004
    ($0.80 Per share)                                         --              --              --              --            12,500
  Preferred stock issued for services
March 31, 2004
    ($2.00-$4.80 Per share)                                   --              --              --              --           158,532
  Proceeds from sale of common stock
September 30,2004
    ($0.03-$0.15 per share)                                   --              --              --              --           207,600
December 31, 2004
    ($0.05-$0.10 Per share)                                   --              --              --              --           190,000
  Common stock issued for services
March 31, 2004
    ($0.05 Per share)                                         --              --              --              --            23,857
September 30,2004
    ($0.05-$0.15 per share)                                   --              --              --              --           128,650
December 31, 2004
    ($0.08-$0.10 Per share)                                   --              --              --              --            41,501
    Preferred stock dividend                                  --              --              --              --           (81,034)
Common stock issued for satisfaction of liabilities
June 30, 2004
    ($0.15 Per share)                                         --              --              --              --         5,673,721
December 31, 2004
    ($0.134 Per share)                                        --              --              --              --            55,250
  Preferred stock converted to common stock
June 30, 2004                                                 --              --              --              --              --
September 30, 2004                                            --              --              --              --              --
December 31, 2004                                             --              --              --              --              --
  Net loss                                                    --              --              --        (3,757,802)     (3,757,802)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2004                                   --      $     (5,768)   $(14,531,596)   $ (8,883,027)   $ (3,005,273)
                                                      ============    ============    ============    ============    ============

                                                 See notes to financial statements.

                                                                F-6



                                             WATER CHEF INC.
                       (A Development Stage Company Commencing January 1, 2002)

                                        STATEMENTS OF CASH FLOWS



                                                                                         For the period
                                                               Years Ended December 31,  January 1, 2002
                                                             --------------------------  to December 31,
                                                                2004           2003           2004
                                                             -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $(3,757,802)   $(3,535,479)   $(8,883,027)
    Adjustments to reconcile net loss to
     net cash used in operating activities
       Amortization of patents                                     1,855          1,854          5,562
       Non-cash compensation                                     473,878        213,685        723,563
       Loss on settlement of debt                              2,407,867           --        2,614,017
       Non-dilution agreement termination cost                  (223,858)     2,477,376      2,462,453
       Inventory reserve                                            --             --          159,250
       Write-off of stock subscription receivable                   --           21,800         21,800
          Change in assets and liabilities
     Inventory                                                    26,500           --             --
     Prepaid expenses and other current assets               (     5,893)       (11,220)        39,387
     Accounts payable, accrued expenses, accrued dividends
     and customer deposits                                       265,998        296,686      1,049,789
                                                             -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                           (811,455)   (   535,298)    (1,807,206)
                                                             -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction of stock subscription receivable                        --           15,500         45,700
  Proceeds from sale of preferred stock                          412,756        599,871      1,130,127
  Proceeds from sale of common stock                             377,600           --          477,600
  Proceeds from sale of common stock to be issued                   --             --          200,000
                                                             -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        790,356        615,371      1,853,427
                                                             -----------    -----------    -----------

NET(DECREASE)INCREASE IN CASH                                    (21,099)        80,073         46,221

CASH AT BEGINNING OF YEAR                                        102,831         22,758         35,511
                                                             -----------    -----------    -----------
CASH AT END OF YEAR                                          $    81,732    $   102,831    $    81,732
                                                             ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                 $    20,000    $     2,250    $    20,250
                                                             ===========    ===========    ===========
    Income taxes                                             $      --      $      --      $      --
                                                             ===========    ===========    ===========
NON-CASH FINANCING ACTIVITIES

COMPENSATION SATISFIED BY ISSUANCE OF COMMON STOCK           $    55,250    $      --      $    55,250
                                                             ===========    ===========    ===========
COMMON STOCK ISSUED IN SATISFACTION OF LIABILITIES           $ 5,673,721    $      --      $ 5,673,721
                                                             ===========    ===========    ===========


                                   See notes to financial statements.

                                                  F-7

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware Corporation currently engaged in the design, marketing and sale of water dispensers and purification equipment both in and outside the United States.

2. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

a. Basis of Presentation

The Company discontinued its water cooler and filtration operations in November 2001. As a result, the Company has refocused its efforts on raising capital and developing markets for its proprietary technology. Therefore, for financial purposes, the Company has determined that it has re-entered the development stage commencing January 1, 2002. The Company's statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2004 represent the cumulative, from inception information, required by Statement of Financial Accounting Standards ("SFAS") No. 7, "Development Stage Enterprises".

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses from operations of $3,757,802 and $3,535,479 for the years ended December 31, 2004 and 2003, respectively. Additionally, the Company has working capital and stockholders' deficiencies of approximately $2,550,000 and $3,005,000 at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans with respect to these matters include restructuring its existing debt and raising additional capital through future issuances of stock and/or debt. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

b. Patents and Trademarks - Patents and trademarks are amortized ratably over 9 to 14 years.

c. Stock-Based Compensation - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements apply to all companies for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based compensation according to APB Opinion No. 25.

The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provision of FAS 123 had been applied for the following periods ended December 31, 2004 and 2003 as follows:

                                               Years ended December 31,
                                                 2004            2003
                                            -------------    -------------

Net loss applicable to common stock         $ ( 5,964,469)   $ ( 3,535,479)
Add: Stock -based employee
  compensation expense included in
  reported net loss                               121,340             --
Less: Stock-based employee
  compensation cost, net of tax effect
  under fair value method                        (291,210)            --
                                            -------------    -------------
Pro-forma net loss under fair
  value accounting                          $ ( 6,134,339)   $ ( 3,535,479)
                                            =============    =============

Loss per share - basic and diluted
  as reported                               $       (0.05)   $       (0.04)
                                            =============    =============

Pro-forma loss per share -
  basic and diluted                         $       (0.05)   $       (0.04)
                                            =============    =============

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS


d. Revenue Recognition - Revenues are recognized when product is shipped, title passes and collectibility is reasonably assured. Allowances for estimated bad debts, sales allowance and discounts are provided when such sales are recorded.

e. Income Taxes - Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes", which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Valuation allowances are established when necessary to reduce deferred assets to the amounts expected to be realized.

f. Loss Per Share - Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants and convertible preferred stock. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of options, warrants and the conversion of preferred stock for the years ended December 31, 2004 and 2003, were 34,230,804 and 35,382,471, respectively.

g. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

h. Fair Value of Financial Instruments - The carrying amounts of the financial instruments reported in the balance sheet approximate their fair market value due to the short-term maturity of these instruments.

i. Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required.

j. Research and Development - Research and development cost consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred. There were no research and development expenses incurred in year 2004 and 2003.

k. Recent Accounting Pronouncements In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN No., 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - an Interpretation of ARB 51" ("FIN No. 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN No. 46R is required in financial statements of public entities that have interests in VIEs, or potential VIEs, commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004.

The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 123R, "Share Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers - as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 153, "Exchanges of Nonmonetary Assets". This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively.

The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

Emerging Issue Task Force (EITF) Issue 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities, should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004.

The adoption of this pronouncement did not have a material effect on the Company's financial statements.

3. NOTES PAYABLE

Notes payable at December 31, 2004 consist of the following:



                      (a)               166,756
                      (b)               750,533
                      (c)               265,388
                                 --------------

                      Total      $    1,182,677



(a) Loans payable - other: These are unsecured notes bearing interest ranging from 10% to 15% per annum, with no specific due date for repayment. An amount due on these notes, inclusive of $83,535 in interest is $166,756, at December 31, 2004. No demands for repayment have been made by the note holder.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

(b) In April 2001, the Company issued a $400,000 promissory note at an interest rate of 2% per month. In consideration for the issuance of this note, 500,000 shares of the Company's common stock were issued to the note holder and a $74,000 debt discount was recorded and fully amortized in the year ended December 31, 2001. The principal balance and accrued interest were payable on September 1, 2001. The Company did not make such payment and was required to issue an additional 100,000 penalty shares of its common stock to the note holder. The Company recorded additional interest expense of $12,300 related to the issuance of these penalty shares. The amount due on this note, inclusive of $350,533 in interest, is $750,533 at December 31, 2004. No demands for repayment have been made by the note holder.

(c) In November 2000, the Company entered into a Convertible Promissory Note agreement, whereby the Company may be advanced a maximum of $300,000. The Company was advanced the following: $100,000 in November 2000, $50,000 in December 2000 and $50,000 in January 2001. No further cash advances were made to the Company. The Convertible Promissory Note agreement also called for the payment of $100,000 of Company expenses. The advances bear interest at 10% per annum and were to have been repaid as of January 15, 2002. A maximum of 6,000,000 shares could have been issued upon conversion had the full $300,000 been advanced. As of December 31, 2004, the Company owed $265,388 on these advances, inclusive of $65,388 in interest. The Company and the note holder, by mutual consent, had agreed to extend the due date of the note to May 1, 2002 which has not been further extended. All other terms and provisions of the note are unchanged. In May 2003, these note holders entered a judgment against the Company for the principal sum of $200,000 plus interest. During 2004, the Company paid $20,000 of accrued interest on these notes.

4. LOANS PAYABLE - STOCKHOLDER

At December 31, 2004, the Company is obligated to its Chief Executive Officer who is also a significant stockholder for loans and advances made to the Company totaling $372,781, plus accrued interest of $105,221. These advances have been accruing interest ranging from 6% to 12% per annum. The loans have no repayment terms and the stockholder has agreed not to demand payment until July 1, 2006 at the earliest.

5. COMMON STOCK ISSUED

On June 4, 2004, the Company convened a special meeting of its common, Series A Preferred, Series C Preferred, Series D Preferred, Series F Preferred stockholders (together the "Stockholders"). The Stockholders, voting as a single class, voted and approved a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock.

During the year ended December 31, 2004, the Company recorded the following transactions:

a. Cash and Subscriptions

In 2002, The Company received $100,000 for 2,500,000 shares of its common stock. The Company also received $200,000 in 2002 for the issuance of 4,000,000 shares of its common stock. These shares were issued in June 2004 upon approval of the stockholders of the increase in the number of authorized common shares of the Company.

During the year ended December 31, 2004, the Company received $377,600 for 4,229,095 shares of its common stock. During the year ended December 31, 2004, the Company also recorded a subscription for 400,000 shares of its common stock for $20,000. The $20,000 was received by the Company in January 2005.

b. Non-Dilution Agreement Termination Cost

In May 2002, the Company agreed to issue to the Company's President and Chief Executive Officer, and to related parties of such, an aggregate of 14,923,958 shares of its common stock in connection with the voluntary surrender of a non-dilution agreement that the President had entered into with the Company in 1997.

Since the issuance of these shares is subject to stockholder approval, the measurement date for purposes of valuation is established when such stockholder approval has been obtained. Accordingly, the Company was utilizing variable accounting to determine the value of these shares. These shares were issued during June 2004 upon approval by the stockholders of the increase in the number of authorized common shares of the Company.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS


c. Services

During 2002, the Company agreed to issue to various parties an aggregate of 1,075,000 shares of its common stock for a value of $84,000 in connection with professional services. These shares were issued in June 2004 upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.

The Company also issued 450,000 shares of its common stock for services with a value of $36,000 in 2002.

During 2004, the Company issued to various parties an aggregate of 2,867,433 shares of its common stock for a value of $194,000 in connection with professional services.

d. Debenture Liabilities

The Company was a defendant in an action brought by certain debenture holders (The "Bridge Loans") in New Hampshire Superior Court seeking repayment of $300,000 of debenture principal together with interest from 1997, and the issuance of penalty shares for non payment of principal and interest. In addition, the plaintiff's claim that they had suffered by the Company's failure to register the shares issued under the warrant agreement.

The Company had interposed defenses and counterclaims. In June 1997, in connection with the debentures, the Company had issued 6,667 shares of common stock for every $1,000 of debt at a price of $0.15 per share. The Company claimed that it was owed the $300,000 consideration for such shares. In addition, the Company had issued warrants for the purchase of 2,500,000 shares of common stock at an exercise price of $0.15 per share exercisable until March 2002.

Furthermore, the Company had issued another 100,000 shares of common stock to each debenture holder, or 1,300,000 shares, at a price of $0.15 per share.

In 2002, the Company and the Bridge Lenders participating in the legal action, settled this dispute requiring the Company to: (i) Issue 3,000,000 shares of common stock valued at $497,500 in lieu of the principal and interest owed to the debenture holders who participated ("participants") in this legal action. The Company recorded the debentures at $300,000, plus accrued interest of $39,400, for a total of $339,400. The difference between the $497,500 settlement and the $339,400, or $158,100, was recorded as a loss on settlement of debt.
(ii) Extend the warrants attached to the participants' debentures for another two years until March 2004, for which the Company has recorded a non cash expense charge of $111,000 (iii) In 2004, in connection with the issuance of the Bridge Lender shares, the Company further extended the term of the warrants for twelve months until March 2005 and recorded $94,151 as a loss on settlement of debt in connection with such warrant extension; and (iv) Issued additional shares since the product of the $497,500, as valued for the 3,000,000 shares above, divided by the average daily trading price for the 30 days subsequent to the settlement, was grater than the original 3,000,000 shares. Due to these requirements, the Company was obligated to issue an additional 14,037,671 shares. During June 2004, the Company issued the 3,000,000 shares and the additional 14,037,761 shares originally valued at $495,500. The Company recorded a loss on settlement of debt of $2,313,716 since the total value of the shares on the date of issuance was $2,811,216.

The debenture holders that did not participate ("non-participating debentures") in the above legal action had total debentures of $75,000, plus accrued interest of $9,850 as of the settlement date, totaling $84,850. In conjunction with the above settlement, the Company settled these outstanding non-participating debentures, plus accrued interest, with the issuance of 750,000 shares of common stock valued at $0.0292 per share, or $21,900. During 2004, the 750,000 shares were issued.

e. Conversion of preferred stock into common stock

During year ended December 31, 2004, the Company agreed to issue various parties an aggregate of 20,227,186 shares of its common stock in connection with the conversion of preferred stock, The Company recorded the deferred contingent beneficial conversion adjustment of $2,072,296 as a deemed dividend since the contingency was resolved in June 2004.



                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS


f. Payroll Liability Settlement

During the year ended December 31, 2004, the Company agreed to issue 411,100 shares of its common stock in connection with a settlement of payroll liabilities of $55,250.

6. PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock, issuable in series with rights, preferences, privileges and restrictions as determined by the board of directors.

At December 31, 2004, outstanding preferred shares were as follows:
                                                                                       Liquidation
                                                   Current                              Preference
                                                    Annual       Total      Dividend   (including
            Authorized     Issued        Par       Dividend     Dividend    Arrearage    dividend
              Shares       Shares       Value    Requirement   Arrearage    Per Share   arrearage)

Series A      400,000       52,500   $       53   $   52,500   $  517,600   $   9.86    $1,042,600
Series C      400,000      120,500          121         --           --                       --
Series D    2,000,000       93,000           93       55,800      473,400       5.09       473,400
Series F    1,000,000      348,413          348       26,066       82,162        .23          --
                        ----------   ----------   ----------   ----------   ----------  ----------

                           614,413   $      615   $  134,366   $1,073,162        --     $1,516,000
                        ==========   ==========   ==========   ==========   ==========  ==========

Series A:

The Series A preferred stock provides for a 10% cumulative dividend, based on the $10 per share purchase price, payable annually in the Company's common stock or cash, at the Company's option. The Series A preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $11 per share plus accrued dividends. The Series A preferred stockholders have voting rights equal to common stockholders.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series A preferred stock are entitled to receive out of the assets of the Company the sum of $10.00 per share of Series A preferred stock then outstanding, plus a sum equal to all dividends
(whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A preferred stock as to such payment or distribution.

Series C:

During the year ended December 31, 2002 the Company sold Series C 15%
Convertible Preferred stock at $1.00 per share. These shares convert in one year. All dividends are cumulative and are payable in shares of the Company's

                                      F-17


common stock valued at the then-current market price per share, or upon conversion, whichever is earlier. The conversion rate for shares, and accrued dividends payable, is 33.33 shares of common for each $1.00 of preferred stock and dividends payable, or $0.03 for each share of common stock. The Series C Preferred stockholders have voting rights equal to the common stockholders. The Series C preferred stock has no stated rights in the assets of the Company upon liquidation. During 2002, the Company sold 125,000 shares of Series C preferred stock. For each share of preferred stock purchased, the buyers also receive the right to receive an additional 33.33 shares of common stock upon conversion as the market value of the stock was $0.015 at issuance. In connection with the maturity of the Series C Preferred Stock, the Company recorded accrued dividends of $39,119.

Cash

During 2003, the Company issued 12,500 shares of preferred stock and raised $25,000 through the sale of Series C Convertible Preferred stock.

Services

During 2003, the Company issued an aggregate of 81,250 shares of its Series C Convertible Preferred Stock for professional services totaling $81,250.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS


Series D:

The Series D preferred stock provides for a 12% cumulative dividend, based on the $5 per share purchase price, payable semi-annually in the Company's common stock or cash, at the Company's option. The Series D preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $5.75 per share plus accrued dividends. The Series D Preferred stockholders have voting rights equal to the common stockholders.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series D preferred stock are entitled to receive out of the assets of the Company the sum all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series D preferred stock as to such payment or distribution.

Series F:

In April 2003, management authorized the Company to raise up to $550,000 through a private placement by issuing 10% two-year convertible preferred instruments. The preferred, designated as Series F, and providing for one million shares in total and can be convertible into shares of Water Chef's common stock at such time as the stockholders of the corporation approve an increase in the authorized capital stock of the corporation, which occurred on June 4, 2004. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then current market price per share, at the time of maturity, or upon conversion, whichever is earlier. The conversion rate for shares and accrued dividends payable is 40 shares of common for each share of preferred stock. The Series F convertible preferred stockholders have voting rights equal to the common stockholders. The Series F convertible preferred stock has no stated rights in the assets of the company upon liquidation.

Although there was a discount upon the issuance of all of the Series F preferred stock in accordance with Emerging Issue Task Force ("EITF") 98-5, a security is not yet convertible if certain contingencies exist which are dependent upon the occurrence of a future event outside the control of the security holder. In this case, the shares can only be converted into common stock after the stockholders of the Company approve an increase in the authorized capital stock of the corporation. In accordance with EITF 98-5, any beneficial conversion (discount) feature is measured at the commitment date, but will not be recognized as an adjustment to earnings until the contingency is resolved, (the date the increase in shares are approved). In June 2004, the Company voted and approved a proposal to amend the Certificate of Incorporation to increase the Company's authorized capital stock from 100,000,000 to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock. During June 2004, the Company recorded the deferred contingent beneficial conversion adjustment of $2,072,296 as a deemed dividend since the contingency was resolved.

In connection with Series F Preferred Stock conversions, the Company recorded accrued dividends of $41,915.

Cash

During 2003, the Company issued 433,731 shares of preferred stock and raised $574,872 through the sale of Series F Convertible Preferred stock. During 2004, the Company issued 145,702 shares and raised $412,756 through the sale of Series F Convertible Preferred Stock.

Services

During 2003, the Company issued an aggregate of 89,185 shares of its Series F Preferred Stock for professional services totaling $132,435. During 2004, the Company issued an aggregate of 49,433 shares of its Series F Convertible Preferred Stock for professional services totaling $158,530.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS


7. STOCK OPTION, STOCK APPRECIATION RIGHTS AND WARRANT GRANT PLAN

The Company's president and director were issued 6,000,000 options to purchase common stock of the Company in January 2004. The total options granted may be converted to common stock at an exercise price of $ .25 and expire in five years. Those options were converted to stock appreciation rights in November 2004. It consists of 5,000,000 stock appreciation rights granted to the President which vest over 5 years and 1,000,000 stock appreciation rights granted to the director which vest over 2 years.

In March 1997, the Company, in connection with Bridge Loans for $375,000 issued warrants to purchase 2,500,001 shares of common stock at $.15 per share. These warrants had a life of five years and were to have expired in March 2002. In the year ended December 31, 2000, a total of 333,334 common shares were issued upon the exercise of a like number of warrants, for net proceeds of $50,000. Of the remaining 2,166,667 un-exercised warrants at March 2002, a total of 1,666,667 warrants had their lives extended for an additional two years until March 2004 and then later for another twelve months until March 2005. The remaining balance of 500,000 warrants was not extended, and accordingly they have expired. The extension of the exercise date was part of a settlement that the Company had reached with certain debenture holders that had brought a legal action against the Company.

The fair value of each stock option, or warrant granted, is estimated on the date of grant using the Black-Scholes option-pricing model. The Company did not grant, nor issue, options or warrants in the year ended December 31, 2004.

The following tables illustrate the Company's stock option and warrant issuances and balances outstanding as of, and during the years ended December 31, 2004 and 2003:



                                      Shares Underlying   Weighted Average
                                          Warrants         Exercise Price
                                      -----------------   ----------------
   Outstanding at December 31, 2002       2,166,667            $ 0.15
      Granted                                     -                 -
      Expired                             ( 500,000)             0.15
      Exercised                                   -                 -
                                      -----------------    ---------------
   Outstanding at December 31, 2003       1,666,667            $ 0.15
      Granted                                     -                 -
      Expired                                     -                 -
      Exercised                                   -                 -
                                      -----------------    ---------------
   Outstanding at December 31, 2004       1,666,667            $ 0.15
                                      =================    ===============

The following is additional information with respect to the Company's warrants as of December 31, 2004:



              WARRANTS OUTSTANDING                     WARRANTS EXERCISABLE
 -----------------------------------------------   -----------------------------

                            Weighted
                             Average    Weighted
             Number of     Remaining     Average    Number of      Weighted
 Exercise  Outstanding    Contractual   Exercise   Exercisable      Average
  Price      Warrants        Life        Price      Warrants     Exercise Price
---------  ------------   ------------   -------  ------------   --------------
  $ 0.15     1,666,667     3 Months      $ 0.15     1,666,667        $ 0.15
=========  ============   ============   =======  ============    ============

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS


8. LEASES

The Company's lease for its administrative facilities located in Glen Head, New York on a month to month basis.

Rent expense, for the years ended December 31, 2004 and 2003 was $29,246 and $25,797, respectively.

9. INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

For the year ended December 31, 2004 and 2003, no provision for income taxes has been provided for, as a result of continued net operating losses. The Company is subject to certain state and local taxes based on capital.

The Company has net operating loss carry-forwards for federal income tax purposes totaling approximately $18,000,000 at December 31, 2004. These carry-forwards expire between the years 2009 through 2024. Utilization of these loss carry-forwards may be limited under Internal Revenue Code Section 382. The deferred tax asset arising from the net operating loss carry-forwards has been offset by a corresponding valuation allowance.

The valuation allowance primarily relates to the federal and state net operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on projections for future taxable income over the periods that the deferred tax assets are deductible, the Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future and therefore a full valuation allowance of $6,900,000 is provided. The valuation allowance increased approximately $900,000 during 2004 related to increased net operating losses.

10. MAJOR CUSTOMERS

During the year ended December 31, 2004 the Company's entire sales were to one customer. During the year December 31, 2003 the Company had no sales.

11. COMMITMENTS AND CONTINGENCIES

In January 1, 2004, the Company entered into a 5 year employee agreement with its Chief Executive Officer ("Employee"). The Company agreed to pay to employee for the services to be rendered a base salary at an annual rate of three hundred and fifty thousand dollars. The Company granted to its employee a five-year option to 5,000,000 shares of the Company's outstanding common stock for an option price of $.25 per share. The Option will vest in fifty equal, consecutive monthly increments of 100,000 shares each on the first day of each month beginning with January of 2004 and ending with February of 2008. Those options were converted to stock appreciation rights in November 2004.

In March 9, 2004, The Company extended for two additional years of the consulting agreement with a director. The Company agreed to increase his monthly payment to $10,000 per month. The Company also gave him the right to purchase one million shares of the Company's common stock at a price of $0.25 per share, such right to vest at the rate of 50% per year. Those options were converted to stock appreciation rights in November 2004.

In May 2001, the Company entered into a distribution agreement with a company (the "Sub-distributor") based in the State of Jordan. The Sub- distributor has agreed to purchase no fewer than 100 units of the Company's "Pure Safe Water Station", in the calendar year commencing January 1, 2001. A minimum purchase of 50 units is required to be purchased in each of the subsequent years commencing January 1, 2002 and 2003, respectively. During the year ended December 31, 2001, 18 units had been shipped under this agreement. The sale will be recognized when the Company receives payments. The Company recorded the cost of the inventory shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is uncertain.

                                WATER CHEF, INC.
            (A Development-Stage Company Commencing January 1, 2002)
                             CONDENSED BALANCE SHEET
                              AT SEPTEMBER 30, 2005
                                   (UNAUDITED)


                                     ASSETS
                                     ------

CURRENT ASSETS:


  Cash                                                             $      2,883
  Inventory                                                              30,000
  Prepaid expenses                                                        8,754
                                                                   ------------
      TOTAL CURRENT ASSETS                                               41,637
                                                                   ------------
OTHER ASSETS:
  Patents and trademarks - net of accumulated
    amortization of $8,334                                               17,721
  Other assets                                                            3,162
                                                                   ------------
      TOTAL OTHER ASSETS                                                 20,883
                                                                   ------------
      TOTAL ASSETS                                                 $     62,520
                                                                   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

CURRENT LIABILITIES:


  Accounts payable                                                 $    222,307
  Accrued expenses and other current liabilities                      1,346,938
  Notes payable (including accrued interest of $518,850)              1,187,072
  Accrued dividends payable                                             146,732
  Customer deposit                                                      115,000
                                                                   ------------
      TOTAL CURRENT LIABILITIES                                       3,018,049

LONG-TERM LIABILITIES:
  Loans payable to stockholder (including accrued interest
    of $123,122)                                                        495,903
                                                                   ------------
      TOTAL LIABILITIES                                               3,513,952
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:


Preferred stock - $.001 par value; 10,000,000 shares authorized; 237,773 shares issued and outstanding,
  (liquidation preference $1,112,250)                                       238
Common stock - $.001 par value; 190,000,000 shares
  authorized; 177,304,697 shares issued and 177,300,297
  shares outstanding                                                    177,305
Additional paid-in capital                                           20,559,577
Treasury stock, at cost - 4,400 shares of common stock                   (5,768)
Deficit accumulated through December 31, 2001                       (14,531,596)
Deficit accumulated during development stage                         (9,651,188)
                                                                   ------------
    TOTAL STOCKHOLDERS' DEFICIENCY                                   (3,451,432)
                                                                   ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $     62,520
                                                                   ============


See notes to condensed financial statements.



                                                         WATER CHEF, INC.
                                      (A Development-Stage Company Commencing January 1, 2002)
                                                 CONDENSED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)



                                                       For the Three Months Ended      For the Nine Months Ended    For the Period
                                                             September 30,                   September 30,          January 1,2002
                                                     -----------------------------    ---------------------------   to September 30,
                                                         2005             2004            2005           2004            2005
                                                     ------------     ------------    -----------    ------------    ------------
SALES                                                $       --       $      --       $   260,000    $     56,290    $    356,290

COST OF SALES                                              21,000          24,000          42,000          77,250         438,680
                                                     ------------    ------------    ------------    ------------    ------------
GROSS (LOSS) PROFIT                                       (21,000)        (24,000)        218,000         (20,960)        (82,397)

SELLING, GENERAL AND ADMINISTRATIVE -
Including stock based compensation of $0
and $0 for the three months ended September
30, 2005 and 2004 and $18,000 and $311,037
for the nine month ended September 30, 2005
and 2004, and $741,563 for the period
January 1, 2002 to September 30, 2005,
respectively                                              275,299         428,357         920,505         985,037       3,823,515

NON-DILUTION AGREEMENT TERMINATION COST                      --              --              --          (223,860)      2,462,453

INTEREST EXPENSE - including interest expense
to a related party of $5,967 and $17,901 for
three and nine months ended September 30, 2005
and 2004, respectively and $89,505 for the period
January 1, 2002 through September 30, 2005                 37,182          37,557         112,296         112,671         594,113

LOSS ON SETTLEMENT OF DEBT                                   --              --              --         2,313,716       2,519,866

FINANCING COST - EXTENSION OF WARRANTS                       --              --            74,700          94,151         168,851

STOCK APPRECIATION RIGHTS - REDUCTION IN VALUE               --              --          (121,340)           --              --
                                                     ------------    ------------    ------------    ------------    ------------
NET LOSS                                                 (333,481)       (489,914)       (768,161)     (3,302,675)     (9,651,187)

DEEMED DIVIDEND ON PREFERRED STOCK                           --              --              --        (2,072,296)     (2,072,297)

PREFERRED STOCK DIVIDENDS                                 (34,909)        (47,398)       (121,552)       (173,356)       (521,787)
                                                     ------------    ------------    ------------    ------------    ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS           $   (368,390)   $   (537,312)   $   (889,713)   $ (5,548,327)   $(12,245,267)
                                                     ============    ============    ============    ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE              $      (0.00)   $     (0.00)    $      (0.01)   $      (0.05)
                                                     ============    ============    ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
  BASIC AND DILUTED                                   168,354,650     142,188,759     161,884,506     111,529,245
                                                     ============    ============    ============    ============


                                           See notes to condensed financial statements.

                                                               F-25



                                                      WATER CHEF, INC.
                                  (A Development Stage Company Commencing January 1, 2002)
                                       CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                                         (UNAUDITED)



                                                       Preferred Stock                   Common Stock           Additional
                                                 ----------------------------    ---------------------------     Paid-in
                                                    Shares          Amount          Shares         Amount        Capital
                                                 ------------    ------------    ------------   ------------   ------------
BALANCE - JANUARY 1, 2005                             614,413    $        615     155,885,727   $    155,886   $ 20,258,617

Proceeds from sale of common stock
  ($0.05 per share) - March 21, 2005                     --              --           200,000            200          9,800
  ($0.06 per share) - May 12, 2005                       --              --           500,000            500         29,500
  ($0.05 per share) - May 12, 2005                       --              --           200,000            200          9,800
  ($0.07 per share) - July 14, 2005                      --              --           714,286            714         49,286
  ($0.08 per share) - July 14, 2005                      --              --           312,500            313         24,687
  ($0.10 per share) - July 14, 2005                      --              --         1,000,000          1,000         99,000
  ($0.07 per share) - August 5, 2005                     --              --           428,571            429         29,571

Common stock issued for services
  ($0.05-$0.10 Per share) - March 21, 2005               --              --           230,000            230         17,770

Common stock issued in repayment of debt
  ($0.07 per share) - July 14, 2005                      --              --           571,428            571         39,429

Preferred stock converted to common stock
  During the quarter ended March 31, 2005             (55,970)            (56)      2,518,800          2,519         (2,463)
  During the quarter ended June 30, 2005              (34,020)            (34)      1,360,800          1,361         (1,327)
  During the quarter ended September 30, 2005        (286,650)           (287)     13,382,585         13,382        (13,095)

Extension of 1,666,667 warrants - June 7, 2005           --              --              --             --           74,700

Preferred stock dividend                                 --              --              --             --          (65,698)

Net loss                                                 --              --              --             --             --
                                                 ------------    ------------    ------------   ------------   ------------
BALANCE - SEPTEMBER 30, 2005                          237,773    $        238     177,304,697   $    177,305   $ 20,559,577
                                                 ============    ============    ============   ============   ============


                                         See notes to condensed financial statements

                                                            F-26




                                               WATER CHEF, INC.
                           (A Development Stage Company Commencing January 1, 2002)
                                CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
                                                  (UNAUDITED)
                                                  (Continued)



                                                                   Deficit          Deficit
                                                                 Accumulated      Accumulated
                                                                   Through          During          Total
                                                   Treasury        December       Development    Stockholders'
                                                    Stock          31, 2001          Stage        Deficiency
                                                 ------------    ------------    ------------    ------------
BALANCE - JANUARY 1, 2005                        $     (5,768)   $(14,531,596)   $ (8,883,027)   $ (3,005,273)

Proceeds from sale of common stock
  ($0.05 per share) - March 21, 2005                     --              --              --            10,000
  ($0.06 per share) - May 12, 2005                       --              --              --            30,000
  ($0.05 per share) - May 12, 2005                       --              --              --            10,000
  ($0.07 per share) - July 14, 2005                      --              --              --            50,000
  ($0.08 per share) - July 14, 2005                      --              --              --            25,000
  ($0.10 per share) - July 14, 2005                      --              --              --           100,000
  ($0.07 per share) - August 5, 2005                     --              --              --            30,000

Common stock issued in for services
  ($0.05-$.10 per share) - March 21, 2005                --              --              --            18,000

Common stock issued in repayment of debt
  ($0.07 per share) - July 14, 2005                      --              --              --            40,000

Preferred stock converted to common stock
  During the quarter ended March 31, 2005                --              --              --              --
  During the quarter ended June 30, 2005                 --              --              --              --
  During the quarter ended September 30, 2005            --              --              --              --

Extension of 1,666,667 warrants - June 7, 2005           --              --              --            74,700

Preferred stock dividend                                 --              --              --           (65,698)

Net loss                                                 --              --          (768,161)       (768,161)
                                                 ------------    ------------    ------------    ------------
BALANCE - SEPTEMBER 30, 2005                     $     (5,768)   $(14,531,596)   $ (9,651,188)   $ (3,451,432)
                                                 ============    ============    ============    ============


                                 See notes to condensed financial statements.

                                                     F-27




                                        WATER CHEF, INC.
                    (A Development-Stage Company Commencing January 1, 2002)

                               CONDENSED STATEMENTS OF CASH FLOWS
                                           (UNAUDITED)



                                                    For the Nine Months Ended  For the Period
                                                         September 30,         January 1, 2002
                                                   --------------------------  (Inception) to
                                                      2005            2004   September 30, 2005
                                                   -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $  (768,161)   $(3,302,675)   $(9,651,188)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Amortization of patents                            1,390          1,391          6,952
      Non-cash stock-based compensation                 18,000        311,037        741,563
      Non-dilution agreement termination cost             --         (223,860)     2,462,453
      Financing cost - warrant extension                74,700         94,151        168,851
      Loss on settlement of debt                          --        2,313,716      2,519,866
      Inventory reserve                                   --             --          159,250
      Write-off of stock subscription receivable          --             --           21,800
  Changes in assets and liabilities:
    Inventory                                          (30,000)        26,500        (30,000)
    Prepaid expenses                                     8,359        (10,025)        47,746
    Accounts payable, accrued expenses, accrued
      dividends and customer deposits                  341,863        125,523      1,391,652
                                                   -----------    -----------    -----------
      NET CASH USED IN OPERATING ACTIVITIES           (353,849)      (664,242)    (2,161,055)
                                                   -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock subscription receivable                         20,000           --           65,700
  Proceeds from sale of preferred stock                   --          412,756      1,130,127
  Proceeds from sale of common stock                   255,000        207,600        732,600
  Proceeds from sale of common stock
    to be issued                                          --             --          200,000
                                                   -----------    -----------    -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES        275,000        620,356      2,128,427
                                                   -----------    -----------    -----------
NET DECREASE IN CASH                                   (78,849)       (43,886)       (32,628)

CASH AT BEGINNING OF PERIOD                             81,732        102,831         35,511
                                                   -----------    -----------    -----------
CASH AT END OF PERIOD                              $     2,883    $    58,945    $     2,883
                                                   ===========    ===========    ===========


SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
  Common stock issued for repayment of debt        $    40,000    $      --      $    40,000
                                                   ===========    ===========    ===========


                          See notes to condensed financial statements.

                                               F-28

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware corporation currently engaged in the design and marketing of water dispensers and purification equipment both inside and outside the United States. The Company's corporate headquarters are located in Glen Head, New York.

NOTE 2 - BASIS OF PRESENTATION AND ACCOUNTING POLICES

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included.

The operating results for the nine-month period ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31,2004, included elsewhere in this document.

DEVELOPMENT STAGE COMPANY
The Company is in the development stage as defined by Statement of Financial Accounting Standards ("SFAS") Statement No. 7, "Accounting and Reporting for Development Stage Companies." To date, the Company has generated limited sales and has devoted its efforts primarily to developing its products, implementing its business and marketing strategy and raising working capital through equity financing or short-term borrowings.

REVENUE RECOGNITION
The Company recognizes its revenue when products are shipped and collection is reasonably assured.

STOCK BASED COMPENSATION
In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company will continue to account for stock-based compensation according to Accounting Pronouncement Board ("APB") Opinion No. 25.



                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


The following table summarizes relevant information as to reported results under the Company's intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provisions of SFAS No.
123 had been applied for the periods ended September 30, 2005 and 2004 as follows:
                                                 Three Months Ended            Nine Months Ended
                                                    September 30,                 September 30,
                                                 2005          2004           2005          2004
                                              -----------   -----------    -----------   -----------
Net loss applicable to common stockholders,
  as reported                                 $  (368,390)  $  (537,312)   $  (889,713)   $(5,548,327)
ADD:
 Stock-based employee compensation,
  included in reported loss                          --            --             --            --
LESS:
 Stock based employee compensation cost,
  net of tax effect under fair value
  accounting                                         --          44,636           --         125,213
                                              -----------   -----------    -----------   -----------

Pro-forma net loss under fair value method    $  (368,390)  $  (581,968)   $  (889,713)  $(5,673,540)
                                              ===========   ===========    ===========   ===========
Loss per share - basic and diluted,
  as reported                                      $(0.00)       $(0.00)        $(0.01)       $(0.05)
                                              ===========   ===========    ===========   ===========
Pro-forma loss per share - basic and diluted       $(0.00)       $(0.00)        $(0.01)       $(0.05)
                                              ===========   ===========    ===========   ===========

                                                 F-30

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3 - GOING CONCERN

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations, an accumulated deficit since its inception of approximately $24,183,000 and has a working capital deficiency of approximately $2,976,000 at September 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, settling its existing debt by issuing shares of its common stock and raising additional capital through future issuance of stock and or debentures. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its product, marketing plan and distribution network.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - RECENT ACCOUNTING STANDARDS

In May 2005, the FASB issued SFAS 154 - Accounting Change and Error Corrections
- a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement replaces APB Opinion No. 20, "Accounting Changes," and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrects errors made in fiscal years beginning after December 15, 2005. Management is evaluating the impact of this pronouncement on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." This statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant dates, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers - as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements

NOTE 5 - NET INCOME (LOSS) PER SHARE OF COMMON STOCK

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants and convertible preferred stock. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of options, warrants and conversion of preferred stock for the nine months ended September 30, 2005 and 2004 were 17,256,233 and 37,555,044, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases
------

The Company leases its administrative facilities, located in Glen Head, New York, on a month-to-month basis.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 7 - COMMON STOCK ISSUED

Cash
----

During the nine months ended September 30, 2005, the Company raised $255,000 through the sale of 3,355,357 shares of common stock.

Services
--------

During the nine months ended September 30, 2005, the Company issued 230,000 shares of common stock for services for a value of $18,000.

Debt
----

During the nine months ended September 30, 2005, the Company issued 571,428 shares of common stock to pay-down $40,000 of its debt and accrued interest.

Conversion of preferred stock into common stock
-----------------------------------------------

During the nine months ended September 30, 2005, the Company issued various parties 17,262,185 shares of common stock in connection with the conversion of preferred stock.

Extension of warrants
---------------------

In June 2005, the Company extended the life of 1,666,667 warrants for a period of 12 months. The warrants will expire in June 2006. The Company recorded a finance charge of $74,700 for the nine months ended September 30, 2005.

NOTE 8- MAJOR CUSTOMERS/CREDIT RISK

During the nine month period ended September 30, 2005, the Company sold five units to two customers and recognized revenues of $260,000. During the nine month period ended September 30, 2004, the Company sold one unit to one customer and recognized revenues of $56,290. During the three month period ended September 30, 2005 and 2004, there were no units sold.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash. At September 30, 2005, the Company did not have cash balances on deposit that exceeded the federally insured limits.

NOTE 9- SUBSEQUENT EVENTS

Common Stock issuances during October 2005
------------------------------------------

The Company issued 132,500 shares of common stock to a vendor for settlement of $6,625 of accounts payable.

The Company issued 1,080,357 shares of its common stock for $75,625 of cash.

The Company issued 125,000 shares of its common stock for services with a value of $7,500.

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Common Stock issuances during November 2005
-------------------------------------------

The Company issued 100,000 shares of its common stock to a note holder for an agreement to defer requesting payment for a period of one month. The principal amount of the note is $400,000, and accrued interest is approximately $423,000. The share issuance will be accounted for as additional interest expense during the fourth quarter.

The Company issued 1,198,926 shares of its common stock for $84,335 of cash.

Common Stock issuances during December 2005
-------------------------------------------

The Company issued 1,600,000 shares of its common stock for $80,000 of cash.

The Company issued 150,000 shares of its common stock for services with a value of $7,500.

Conversion of Series F preferred stock
--------------------------------------

During October 2005, the Company issued 87,520 shares of its common stock for the conversion of 2,188 series F preferred stock.

8% Convertible promissory note and warrant
------------------------------------------

During November, 2005, the Company entered into a loan agreement pursuant to which the Company borrowed $250,000 at an interest rate of 8% per annum. In consideration for such loan, the Company issued a warrant for 430,000 shares of the Company's common stock at an exercise price of $0.14 per share. The outstanding principal amount of such loan and all accrued and unpaid interest are due and payable on March 16, 2006. The loan is further secured pursuant to a pledge agreement between the noteholder and David A. Conway, the President and Chief Executive Officer of the Company in which Mr. Conway has granted a security interest to the noteholder in 4,000,000 shares of common stock of Water Chef owned by Mr. Conway. At any time after March 16, 2006, the noteholder is entitled to convert all or a portion of such loan plus accrued interest into shares of the Company's common stock at a rate of 85% of the average closing bid price for the 10 proceeding trading days. The noteholder has certain registration rights in which the Company has agreed to register 2,430,000 shares of common stock. If the registration statement is not filed or declared effective by certain dates there are liquidating damages of 1% of the principal amount of the note.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.1 of the Registrant's amended and restated bylaws and Section 8 of our restated certificate of incorporation provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, officers, employees and other agents against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the Securities and Exchange Commission ("SEC") registration fee, all amounts shown are estimates.

SEC registration fee.....................................  $          112.75
Legal fees and expenses..................................          17,500.00
Accounting fees and expenses.............................           7,500.00
Miscellaneous expenses...................................           4,887.25
                                                           -----------------
              Total......................................  $       30,000.00
                                                           =================



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jeffrey Power                        $1.00         $45,000                 Series C     12/30/2002        50,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Robert Swinton                       $1.00         Comp. Marketing         Series C     02/13/2003        15,000
                                                   Consult. - $15,000      Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Andrew Vito                          $1.00         Comp. Marketing         Series C     02/13/2003        15,000
                                                   Consult. - $15,000      Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Daniel Negrila                       $1.00         $5,000                  Series C     04/29/2003        5,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Peter Gherasim                       $1.00         $7,500                  Series C     04/29/2003        7,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
The Funding Group                    $1.00         Comp Loan Interest -    Series C     04/29/2003        6,750
                                                   $11,250                 Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barry Moscowitz                      $1.00         $47,500                 Series F     06/13/2003        47,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dwight Grader                        $1.00         $50,000                 Series F     07/17/2003        50,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barry Moscowitz                      $1.00         $27,500                 Series F     07/17/2003        27,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Resnick & Company                    $1.00         Comp. - Accounting      Series F     07/17/2003        26,500
                                                   Svcs. - $26,500         Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
The Funding Group                    $1.00         Interest and Late       Series F     07/17/2003        11,250
                                                   Fees - $14,000          Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Michael Manfredo                     $1.00         $25,000                 Series F     08/04/2003        25,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jeffrey Power                        $1.00         $50,000                 Series F     08/04/2003        50,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Michael Manfredo                     $1.00         $25,000                 Series F     08/22/2003        25,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Patrick Brady                        $1.00         $15,000                 Series F     08/22/2003        7,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Peter Hall                           $1.00         $15,000                 Series F     08/22/2003        7,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Michael Davis                        $1.00         $30,000                 Series F     08/22/2003        15,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Richard Van Grouw                    $1.00         $20,000                 Series F     08/22/2003        10,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barnett Fine                         $1.00         $20,000                 Series F     08/22/2003        14,285
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Alliance Trade                       $1.00         Fee for Design Svc. -   Series F     08/22/2003        1,000
                                                   $1,000                  Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Robert Swinton                       $1.00         Fee for Mktg Svc. -     Series F     08/22/2003        18,750
                                                   $56,250                 Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Douglas Davis                        $1.00         Fee for                 Series F     09/18/2003        25,000
                                                   Manufacturing/Engin.    Preferred
                                                   Svc. - $55,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimond Irni                         $1.00         Commission - $17,500    Series F     09/18/2003        6,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Nathan Lis                           $1.00         $20,000                 Series F     09/18/2003        11,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Rappaport                      $1.00         $7,500                  Series F     09/18/2003        3,125
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Van Der Velde                  $1.00         $1,500                  Series F     09/18/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Hershkowitz                  $1.00         $1,500                  Series F     09/18/2003        781
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Tishler                       $1.00         $3,000                  Series F     09/18/2003        1,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Fuchs                        $1.00         $15,000                 Series F     09/18/2003        6,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mike Majerovic                       $1.00         Commission - $1,750     Series F     09/18/2003        1,750
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WWD Trading Int'l                    $1.00         $100,000                Series F     10/17/2003        65,790
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $1.00         $850                    Series F     10/17/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Schor                          $1.00         $2,075                  Series F     10/17/2003        1,563
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Peter Hoffman                        $1.00         $2,075                  Series F     10/17/2003        1,563
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Peter Tingus                         $1.00         Comp. Fee Editing       Series F     10/17/2003        390
                                                   Svc. - $1,000           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Nicholas Anagnastopoulos             $1.00         $12,750                 Series F     11/11/2003        7,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haralambos Kostopoulos               $1.00         $4,250                  Series F     11/11/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jonathan McDermott                   $1.00         $4,000                  Series F     11/11/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Robert Kaszovits                     $1.00         $20,000                 Series F     12/10/2003        10,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Seymour Yanovsky                     $1.00         $4,040                  Series F     12/10/2003        2,188
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Daniel Alkobi                        $1.00         $1,155                  Series F     12/10/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Yacob Alcoby                         $1.00         $1,155                  Series F     12/10/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Yair Matan                           $1.00         $3,465                  Series F     12/10/2003        1,875
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Hershkovitz                  $1.00         $1,735                  Series F     12/10/2003        939
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Rappaport                      $1.00         $5,775                  Series F     12/10/2003        3,125
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Fuchs                        $1.00         $4,620                  Series F     12/10/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Carlos Correas                       $1.00         $1,155                  Series F     12/10/2003        625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mike Liebhard                        $1.00         $575                    Series F     12/10/2003        313
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mike Majerovic                       $1.00         $3,695                  Series F     12/10/2003        2,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $1.00         $865                    Series F     12/10/2003        469
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Chaim Majerovic                      $1.00         $230                    Series F     12/10/2003        175
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Eligio Majerovic                     $1.00         $8,000                  Series F     12/10/2003        4,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall Sterman                     $1.00         Compensation Board      Series F     12/10/2003        12,500
                                                   Svc. - $25,000          Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Olshan Grundman                      $1.00         Compensation Legal      Series F     12/10/2003        5,000
                                                   Services - $16,000      Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Moneesh Bakshi                       $1.00         Translating Service -   Series F     12/10/2003        50
                                                   $200                    Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Mohammad Mamaun                      $1.00         Translating Service     Series F     12/10/2003        50
                                                   -$200                   Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Cohen                        $1.00         $50,000                 Series F     12/30/2003        25,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Kollel Metzioynim Lhoroah            $1.00         $12,000                 Series F     12/30/2003        5,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Gregory Simonelli                    $1.00         $7,000                  Series F     12/30/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jaime Asaro                          $1.00         $7,000                  Series F     12/30/2003        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jack Neiman                          $1.00         $3,500                  Series F     12/30/2003        1,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harris Tunick                        $1.00         $3,500                  Series F     12/30/2003        1,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Gian Ciarniello                      $1.00         $1,400                  Series F     12/30/2003        500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barry Moscowitz                      $1.00         Commission - $6,000     Series F     12/30/2003        3,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Barnett Fine                         $1.00         $7,000                  Series F     01/06/2004        2,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Howard Fine                          $1.00         $1,400                  Series F     01/06/2004        500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haichel Esther                       $1.00         $60,000                 Series F     01/06/2004        30,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
The Resnick Group                    $1.00         Fee for annual acctg.   Series F     01/06/2004        8,125
                                                   svc. -$26,000           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Peter Hoffman                        $1.00         $3,750                  Series F     01/15/2004        1,563
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rafael Moas                          $1.00         $3,750                  Series F     01/15/2004        1,563
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $1.00         $475                    Series F     01/15/2004        195
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $1.00         $475                    Series F     01/15/2004        195
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Florence Gut                         $1.00         $825                    Series F     01/15/2004        344
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $1.00         $1,850                  Series F     02/05/2004        463
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Meryl Hagler                         $1.00         $3,575                  Series F     02/05/2004        893
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $1.00         $3,575                  Series F     02/05/2004        893
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ezra Moas                            $1.00         $1,000                  Series F     02/05/2004        250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Morris Sabbach                       $1.00         $1,000                  Series F     02/05/2004        250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jac Steinberger                      $1.00         $3,075                  Series F     02/05/2004        770
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Rotban                       $1.00         $1,855                  Series F     02/05/2004        465
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimond Irni                         $1.00         Compensation            Series F     02/05/2004        1,000
                                                   Commission - $4,000     Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Arnold Fonseca                       $1.00         $50,000                 Series F     03/30/2004        19,231
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Eliezer Ely                          $1.00         $2,480                  Series F     03/30/2004        1,240
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Moische Koffman                      $1.00         $2,325                  Series F     03/30/2004        1,162
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Friedman                      $1.00         $775                    Series F     03/30/2004        388
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Aaron Groner                         $1.00         $310                    Series F     03/30/2004        155
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Abraham Kiplinsky                    $1.00         $775                    Series F     03/30/2004        388
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Annette Hunter                       $1.00         $50,000                 Series F     03/30/2004        25,000
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Eugenie Trott                        $1.00         $200,000                Series F     03/30/2004        41,668
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall Sterman                     $1.00         Compensation - $20,000  Series F     03/30/2004        6,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
John. J. Clarke                      $1.00         Compensation - $20,000  Series F     03/30/2004        6,250
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
C. Trade Inc.                        $1.00         Compensation - $40,000  Series F     03/30/2004        9,375
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
A. Elizier                           $1.00         Comp. Web design -      Series F     03/30/2004        1,765
                                                   $3,500                  Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
E. McInerney                         $1.00         Commission - $20,000    Series F     03/30/2004        4,168
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
T. Mendirotta                        $1.00         Commission - $25,000    Series F     03/30/2004        12,500
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haicel Esther                        $1.00         $12,500                 Series F     05/20/04          15,625
                                                                           Preferred
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Philip Koch                          $0.1475       $885                    Common       08/04/2004        6,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Fried                          $0.1475       $5,530                  Common       08/04/2004        37,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Tishler                       $0.1475       $3,685                  Common       08/04/2004        25,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
David Rappaport                      $0.1475       $9,215                  Common       08/04/2004        62,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Harold Jacobowitz                    $0.1475       $1,685                  Common       08/04/2004        11,428
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Michael Majerovic                    $0.1475       $1,150                  Common       08/04/2004        7,800
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Segoes Trust LTD                     $0.08         $72,000                 Common       08/06/2004        900,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Richard Barsom                       $0.12         Comp. Marketing Svc.    Common       08/06/2004        50,000
                                                   - $6,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Marshall Sterman                     $0.12         Comp. Fin'l Consult.    Common       08/06/2004        200,000
                                                   - $24,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.08         $15,400                 Common       08/20/2004        200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rafael Moas                          $0.08         $5,800                  Common       08/20/2004        72,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Dror Magori                          $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Morris Sabbach                       $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Randy Chalom                         $0.08         $1,600                  Common       08/20/2004        20,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ezra Moas                            $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ezra Mossieri                        $0.08         $800                    Common       08/20/2004        10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Kellel Metzioynim                    $0.08         $34,600                 Common       08/20/2004        450,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
George Feinsod                       $0.10         Comp. Tax Prep Fees -   Common       08/20/2004        100,000
                                                   $10,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Samaritan Group Intl.                $0.05         Fee for UN Admission    Common       09/08/2004        500,000
                                                   - $25,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
IMSCO/ F. Weston                     $0.05         Fee for UN Admission    Common       09/08/2004        1,000,000
                                                   - $50,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ellis International Trust            $0.075        $50,000                 Common       09/17/2004        666,667
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.08         $4,000                  Common       09/17/2004        50,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WW Trading Int'l                     $0.075        Comp. Commissions -     Common       10/06/2004        200,000
                                                   $15,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Annette Hunter                       $0.075        Comp. Commissions -     Common       10/06/2004        100,000
                                                   $7,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rudolf Schindler                     $0.10         Comp. Accrued Payroll   Common       10/29/2004        311,100
                                                   - $31,110
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WW Trading Int'l                     $0.08         $25,000                 Common       10/29/2004        312,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimind Irni                         $0.05         Commission - $1,000     Common       11/15/2004        20,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Nachum Lis                           $0.05         $40,000                 Common       11/16/2004        800,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Lyons Capital Partners               $0.08         $50,000                 Common       11/16/2004        625,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Jason Lyons                          $0.08         Commission - $5,000     Common       11/24/2004         62,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Richard Barsom                       $0.08         Comp. Mktg Services -   Common       11/24/2004        150,000
                                                   $12,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Rudolf W. Schindler                  $0.155        Comp./Accrued           Common       12/17/2004        100,000
                                                   Payroll - $15,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Cohen                        $0.10         $35,000                 Common       12/17/2004        350,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haichel Esther                       $0.10         $40,000                 Common       12/17/2004        400,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Lyons Capital Group LLC              $0.05         Commission - $5,000     Common       3/21/2005         100,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Leonard Cohen                        $0.05         $10,000                 Common       3/21/2005         200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
The Resnick Druckman Group LLC       $0.10         Comp. for Accounting    Common       3/21/2005         130,000
                                                   Fees - $13,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Segoes Trading                       $0.08         $40,000                 Common       4/18/05           500,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Haichel Esther                       $.05          Commission - $10,000    Common       5/12/05           200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WWD Intl. Trading                    $0.08         $25,000                 Common       7/6/05            312,500
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
LMWW FBO J. Kyle Bass IRA            $0.10         $20.000                 Common       7/6/05            200.000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Hayman Partners                      $0.10         $30,000                 Common       7/6/05            300,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Ian Wallace                          $0.10         $25,000                 Common       7/7/05            250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
H. Partners                          $0.10         $25,000                 Common       7/8/05            250,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Steven Kessler                       $0.07         $25,000                 Common       7/11/05           357,143
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
4 Clean Waters Ltd                   $0.07         Reduction of note       Common       7/11/05           571,428
                                                   payable - $40,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Samuel Glass                         $0.07         $25,000                 Common       7/11/05           357,143
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
WWD Trading Intl.                    $0.07         $30,000                 Common       8/2/05            200,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Salvatore LoBue                      $0.07         $27,625                 Common       10/21/05          394,643
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------




------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Purchaser                            Price Per     Purchase Amount         Class        Date of            # of
                                     Share                                              Purchase           Shares

------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Anthony Giambrone                    $0.07         $48,000                 Common       10/21/05          685,714
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Roger Borsett                        $0.06         Commission - $7,500     Common       10/21/05          125,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Resnick Druckman Group LLC           $0.05         Comp. for Accounting    Common       10/21/05          132,500
                                                   Fees - $6,625
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Occidental Engr. Consult.            N/A           Defer demand for note   Common       11/1/05           100,000
                                                   payable
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Salvatore LoBue                      $0.07         $24,335                 Common       11/08/05          347,643
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Simplified Employee Pension FBO      $0.075        $35,000                 Common       11/23/05          466,667
Laura A. Fonseca
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
James K. Tse                         $0.065        $25,000                 Common       11/29/05          384,616
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
KML                                  $0.05         $30,000                 Common       12/14/05          600,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Max Ollech                           $0.05         $50,000                 Common       12/14/05          1,000,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
Raimond Irni                         $0.05         Commission - $7,500     Common       12/14/05          150,000
------------------------------------ ------------- ----------------------- ------------ ----------------- ------------
     The Company issued these shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and
Regulation D promulgated there under. These shares were offered to less than 35
"non-accredited" investors and were purchased for investment purposes with no view to resale.

ITEM 27. EXHIBITS.

          (a)         Exhibits:

      Number        Description of Exhibit
      ------        ----------------------

         3.1        Amended and Restated By-Laws of Water Chef, Inc. -
                    Incorporated herein by reference to Exhibit 3(ii) to the Form 10-KSB/A filed November 17, 2003.

         3.2        Amended and Restated Certificate of Incorporation of Water
                    Chef, Inc. - Incorporated herein by reference to Exhibit 3.2 to the Form SB-2 filed January 24, 2005.

         3.3        Certificate of Amendment of Restated Certificate of
                    Incorporation of Water Chef, Inc. dated August 2, 1993 -
                    Incorporated herein by reference to Exhibit 3.3 to the Form
                    SB-2 filed January 24, 2005.

         3.4        Certificate of Amendment of Restated Certificate of
                    Incorporation of Water Chef, Inc. dated August 2, 1992 -
                    Incorporated herein by reference to Exhibit 3.4 to the Form
                    SB-2 filed January 24, 2005.

         3.5        Certificate for Renewal and Revival of Certificate of
                    Incorporation - Incorporated herein by reference to Exhibit
                    3.5 to the Form SB-2 filed January 24, 2005.

         3.6        Certificate of Amendment of Restated Certificate of
                    Incorporation of Water Chef, Inc. dated February 20, 2002 -
                    Incorporated herein by reference to Exhibit 3.6 to the Form
                    SB-2 filed January 24, 2005.

         3.7 Certificate of Correction filed to correct a certain error in the Certificate of Amendment of the Restated Certificate of Incorporation of Water Chef, Inc. dated May 7, 2004 -
                    Incorporated herein by reference to Exhibit 3.7 to the Form
                    SB-2 filed January 24, 2005.

         4.1        Certificate of Designation of Series A Preferred Stock of
                    Water Chef, Inc. - Incorporated herein by reference to
                    Exhibit 4.1 to the Form 10-KSB/A filed November 17, 2003.

         4.2 Certificate of Designation of Series C convertible preferred stock of Water Chef, Inc. - Incorporated herein by reference to Exhibit 4.2 to the Form 10-KSB/A filed November 17, 2003.


      Number        Description of Exhibit
      ------        ----------------------

         4.3 Certificate of Designation of Series D Preferred Stock of Water Chef, Inc. - Incorporated herein by reference to
                    Exhibit 4.3 to the Form 10-KSB/A filed November 17, 2003.

         4.4 Certificate of Designation of Series F convertible preferred stock of Water Chef, Inc. - Incorporated herein by reference to Exhibit 4.4 to the Form SB-2 filed January 24, 2005.

         4.5 Series B Warrant to Purchase Common Stock and Allonge to and Amendment and Extension of Common Stock Purchase Warrant - Incorporated herein by reference to Exhibit 4.4 to the Form 10-KSB/A filed November 17, 2003.

         4.6 Series B Second Allonge to and Amendment and Extension of Common Stock Purchase Warrant - Incorporated herein by reference to Exhibit 4.6 to the Form SB-2 filed January 24, 2005.

         4.7 Subordinated Debentures - Incorporated herein by reference to Exhibit 4.5 to the Form 10-KSB/A filed November 17, 2003.

         5.1*       Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

        10.1 Mutual Settlement Agreement and General Release, dated June 20, 2002, by and between the Company; K. Thomas and Callaway Decoster, as husband and wife; K. Thomas Decoster, individually; Michael P. and Roberta S. Gaudette, as husband and wife; Dominic M. Strazzulla; the Felix A. Hertzka Estate; Claudette L. Gelfand and the Claudette L. Gelfand Revocable Trust; Catherine C. Griffin; Michael B. and Diane
                    L. Hayden, as husband and wife; Alexander Harris; Holly O. Harris; and Joseph R. Fichtl and the Joseph R. Fichtl 1995 Trust - Incorporated herein by reference to Exhibit 10.1 to the Form 10-KSB/A filed April 15, 2004.

        10.2 Addendum to Settlement Agreement, dated June 20, 2002, by and between the Company; K. Thomas and Callaway Decoster, as husband and wife; K. Thomas Decoster, individually; Michael
                    P. and Roberta S. Gaudette, as husband and wife; Dominic M. Strazzulla; the Felix A. Hertzka Estate; Claudette L. Gelfand and the Claudette L. Gelfand Revocable Trust; Catherine C. Griffin; Michael B. and Diane L. Hayden, as husband and wife; Alexander Harris; Holly O. Harris; and Joseph R. Fichtl and the Joseph R. Fichtl 1995 Trust Trust - Incorporated herein by reference to Exhibit 10.2 to the Form 10-KSB/A filed April 15, 2004.

        10.3 Subdistributorship Agreement dated May 18, 2001 between 4 Clean Waters LTD. and the Company - Incorporated herein by reference to Exhibit 10.2 to the Form 10-KSB/A filed November 17, 2003.

        10.4 Convertible Promissory Note dated November 17, 2000 to 4 Clean - Lindh Joint Venture by the Company - Incorporated herein by reference to Exhibit 10.1 to the Form 10-KSB/A filed November 21, 2004.

        10.5 Preliminary Agreement, dated September 8, 2004 by, and among, Water Chef, Inc., Samaritan Group International, and International Multiracial Shared Cultural Organization (IMSCO) - Incorporated herein by reference to Exhibit 10.1 to the Form 10-QSB filed November 17, 2004.

        10.6 Loan Agreement, dated as of November 16, 2005, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed November 23, 2005.

        10.7 Registration Rights Agreement, dated as of November 16, 2005, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit
                    99.2 to the Form 8-K filed November 23, 2005.

        10.8 Promissory Note issued by Water Chef, Inc. on November 16, 2005 to Southridge Partners LP for the principal sum of $250,000 - Incorporated herein by reference to Exhibit 99.3 to the Form 8-K filed November 23, 2005.

        10.9 Three Year Warrant issued to Southridge Partners LP, dated November 16, 2005, to purchase 430,000 shares of common stock at a price of $0.14 per share - Incorporated herein by reference to Exhibit 9.4 to the Form 8-K filed November 23, 2005.

         23.1*      Consent of Marcum & Kliegman LLP

         23.2* Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).

         24.1* Powers of Attorney (included on the signature page of this Registration Statement).

*   filed herewith

ITEM 28.  UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:


               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:


                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");


                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                    (iii) To include any additional or changed material information;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on December 27, 2005.

                                           WATER CHEF, INC.



                                           By:  /s/  David A. Conway
                                              ---------------------------------
                                                     David A. Conway
                                                     Chairman of the Board,
                                                     President,
                                                     Chief Executive Officer and
                                                     Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Conway as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                           Title                     Date
        ---------                           -----                     ----

/s/  David A. Conway              Chairman of the Board,       December 27, 2005
-----------------------------     President, Chief
     David A. Conway              Executive Officer and
                                  Chief Financial Officer
                                  (Principal Executive Officer
                                  and Principal Financial and
                                  Accounting Officer)

/s/  Marshall S. Sterman          Director                     December 27, 2005
-----------------------------
     Marshall S. Sterman


/s/  John J. Clarke, Jr.          Director                     December 27, 2005
-----------------------------
     John J. Clarke, Jr.